                                                            EX-4.1














                         ANHEUSER-BUSCH DEFERRED INCOME
                        STOCK PURCHASE AND SAVINGS PLAN






















                            As Amended and Restated
                            Effective April 1, 1996

                              TABLE OF CONTENTS

                        Anheuser-Busch Deferred Income
                       Stock Purchase and Savings Plan
                       -------------------------------



ARTICLE I  . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     ESTABLISHMENT OF PLAN . . . . . . . . . . . . . . . . . . . .1
          1.1. Action By Company . . . . . . . . . . . . . . . . .1
          1.2. Named Plan Fiduciaries. . . . . . . . . . . . . . .2


ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     DEFINITIONS OF GENERAL APPLICABILITY. . . . . . . . . . . . .3
          2.1. "Account".. . . . . . . . . . . . . . . . . . . . .3
          2.2. "After-Tax Contributions".. . . . . . . . . . . . .3
          2.3. "Before-Tax Contributions". . . . . . . . . . . . .3
          2.4. "Beneficiary".. . . . . . . . . . . . . . . . . . .3
          2.5. "Base Pay". . . . . . . . . . . . . . . . . . . . .3
          2.6. "Board".. . . . . . . . . . . . . . . . . . . . . .5
          2.7. "Closing Price".. . . . . . . . . . . . . . . . . .5
          2.8. "Code". . . . . . . . . . . . . . . . . . . . . . .5
          2.9. "Committee".. . . . . . . . . . . . . . . . . . . .5
          2.10. "Company". . . . . . . . . . . . . . . . . . . . .5
          2.11. "Company Matching Contributions".. . . . . . . . .5
          2.12. "Company Stock Fund".. . . . . . . . . . . . . . .5
          2.13. "Company Year".. . . . . . . . . . . . . . . . . .5
          2.14. "Consolidated Net Income For Plan Purposes". . . .5
          2.15. "Effective Date".. . . . . . . . . . . . . . . . .6
          2.16. "Eligible Employee". . . . . . . . . . . . . . . .6
          2.17. "Employee".. . . . . . . . . . . . . . . . . . . .6
          2.18. "Employing Companies". . . . . . . . . . . . . . .7
          2.19. "Equity Index Fund". . . . . . . . . . . . . . . .7
          2.20. "ERISA". . . . . . . . . . . . . . . . . . . . . .7
          2.21. "ESOP Loan". . . . . . . . . . . . . . . . . . . .7
          2.22. "ESOP Loan Payment Accumulation Account".. . . . .7
          2.23. "ESOP Loan Suspense Account".. . . . . . . . . . .7
          2.24. "Fund".. . . . . . . . . . . . . . . . . . . . . .8
          2.25. "Highly Compensated Employee". . . . . . . . . . .8
          2.26. "Hour of Service". . . . . . . . . . . . . . . . .9
          2.27. "Indexed Balanced Fund". . . . . . . . . . . . . .13
          2.28. "Managed Balanced Fund". . . . . . . . . . . . . .13
          2.29. "Medium-Term Fixed Income Fund". . . . . . . . . .13
          2.30. "Non-Highly Compensated Employee". . . . . . . . .13
          2.31. "Participant". . . . . . . . . . . . . . . . . . .13
          2.32. "Participating Employer".. . . . . . . . . . . . .13
          2.33. "Personal Contributions".. . . . . . . . . . . . .14

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          2.34. "Plan".. . . . . . . . . . . . . . . . . . . . . .14
          2.35. "Plan Year". . . . . . . . . . . . . . . . . . . .14
          2.36. "Processing Period". . . . . . . . . . . . . . . .14
          2.37. "Related Plans". . . . . . . . . . . . . . . . . .14
          2.38. "Share". . . . . . . . . . . . . . . . . . . . . .14
          2.39. "Share Equivalents". . . . . . . . . . . . . . . .14
          2.40. "Short-Term Fixed Income Fund".. . . . . . . . . .15
          2.41. "Subsidiary".. . . . . . . . . . . . . . . . . . .15
          2.42. "Supplemental Contributions".. . . . . . . . . . .15
          2.43. "Taxable Compensation".. . . . . . . . . . . . . .15
          2.44. "Trust Agreement". . . . . . . . . . . . . . . . .15
          2.45. "Trustee". . . . . . . . . . . . . . . . . . . . .15
          2.46. "Unallocated Shares".. . . . . . . . . . . . . . .15


ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . .16
          3.1. Eligibility.. . . . . . . . . . . . . . . . . . . .16
          3.2. Becoming a Participant. . . . . . . . . . . . . . .16
          3.3. Re-employment Following a Break in Service. . . . .16
          3.4. Year of Service; Break in Service.. . . . . . . . .16
          3.5. Transfers of Participants and Lay-Offs. . . . . . .17


ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     MATCHED CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . .19
          4.1. Before-Tax Matched Contributions. . . . . . . . . .19
          4.2. After-Tax Matched Contributions.. . . . . . . . . .19
          4.3. Limitation on Total Matched Contributions.. . . . .19


ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     UNMATCHED CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .20
          5.1. Contributions Permitted.. . . . . . . . . . . . . .20
          5.2. Before-Tax Unmatched Contributions. . . . . . . . .20
          5.3. After-Tax Unmatched Contributions.. . . . . . . . .20
          5.4. Limitation on Total Unmatched Contributions.. . . .20
          5.5  Rollover Contributions. . . . . . . . . . . . . . .20


ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     COMPANY CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . .22
          6.1. Required Contributions. . . . . . . . . . . . . . .22
          6.2. Contribution Rate For Company Matching
          6.3. Determination of Supplemental Contribution. . . . .23
          6.4. Payment and Payment Date. . . . . . . . . . . . . .25
          6.5. Allocation to Participants' Accounts. . . . . . . .25

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     PROCEDURES AND LIMITATIONS ON PERSONAL CONTRIBUTIONS AND
          ELECTIONS. . . . . . . . . . . . . . . . . . . . . . . .26
          7.1. Election Procedures.. . . . . . . . . . . . . . . .26
          7.2. Special Dollar Limitation on Before-Tax
               Contributions.. . . . . . . . . . . . . . . . . . .26
          7.3. Required Adjustment of Before-Tax Personal
               Contributions.. . . . . . . . . . . . . . . . . . .27
          7.4. Required Adjustment of After-Tax and Company
               Matching Contributions. . . . . . . . . . . . . . .29
          7.5. Suspension and Reinstatement of Matched
               Personal Contributions After Withdrawal.. . . . . .31
          7.6. Payroll Deductions. . . . . . . . . . . . . . . . .31


ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     ESOP LOANS. . . . . . . . . . . . . . . . . . . . . . . . . .32
          8.1. Terms of ESOP Loan. . . . . . . . . . . . . . . . .32
          8.2. Acquisition of Shares with proceeds of ESOP
               Loan. . . . . . . . . . . . . . . . . . . . . . . .32
          8.3. Shares to be Unrestricted.. . . . . . . . . . . . .33
          8.4. Release from ESOP Loan Suspense Account.. . . . . .33
          8.5. Use of Company and Personal Contributions for
                ESOP Loan Payments.. . . . . . . . . . . . . . . .33
          8.6. Use of Dividends for ESOP Loan Payments.. . . . . .34
          8.7. ESOP Loan Payments. . . . . . . . . . . . . . . . .34


ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     INVESTMENT OF CONTRIBUTIONS . . . . . . . . . . . . . . . . .36
          9.1. Investment of Company Matching and
               Supplemental Contributions. . . . . . . . . . . . .36
          9.2. Investment of the Matched Contributions Part
               of an Account.. . . . . . . . . . . . . . . . . . .36
          9.3. Investment of the Unmatched Contributions
               Part of an Account. . . . . . . . . . . . . . . . .36
          9.4. A Participant's Investment Direction for
               Current Contributions.. . . . . . . . . . . . . . .36
          9.5. A Participant's Investment Direction for
               Accumulated Account Balances. . . . . . . . . . . .36
          9.6. Special Diversification After Attainment of
               Age 55. . . . . . . . . . . . . . . . . . . . . . .37
          9.7. The Company Stock Fund. . . . . . . . . . . . . . .37
          9.8. The Short-Term Fixed Income Fund. . . . . . . . . .38
          9.9. The Medium-Term Fixed Income Fund.. . . . . . . . .38
          9.10. The Equity Index Fund. . . . . . . . . . . . . . .39
          9.11. The Indexed Balanced Fund. . . . . . . . . . . . .40
          9.12. The Managed Balanced Fund. . . . . . . . . . . . .41
          9.13. The Earthgrains Stock Fund.. . . . . . . . . . . .41

          9.14. Earnings, etc. . . . . . . . . . . . . . . . . . . . . 41
          9.15. Reports to Participants. . . . . . . . . . . . . . . . 42
          9.16. Voting of Shares.. . . . . . . . . . . . . . . . . . . 42
          9.17. Tendering of Shares and Rights.. . . . . . . . . . . . 43
          9.18. Plan Mergers.. . . . . . . . . . . . . . . . . . . . . 44


ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     MAINTENANCE AND VALUATION OF ACCOUNTS . . . . . . . . . . . . . . 45
          10.l. Separate Accounts. . . . . . . . . . . . . . . . . . . 45
          10.2. Company Stock Fund Portion.. . . . . . . . . . . . . . 45
          10.3. Other Investment Fund Portions.. . . . . . . . . . . . 45
          10.4. Transfers Between Funds. . . . . . . . . . . . . . . . 46
          10.5. Valuation of the Fund. . . . . . . . . . . . . . . . . 46
          10.6. Effect of Valuations.. . . . . . . . . . . . . . . . . 46
          10.7. No Liability for Fluctuations in Value.. . . . . . . . 46
          10.8. Adjustments to Accounts. . . . . . . . . . . . . . . . 47
          10.9. Ordering of Distributions. . . . . . . . . . . . . . . 47
          10.10.Unallocated Accounts.. . . . . . . . . . . . . . . . . 47
          10.11.Special Valuation of Company Stock in
               Extraordinary Circumstances.. . . . . . . . . . . . . . 48


ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
          11.1. Amounts Contributed by the Participant.. . . . . . . . 49
          11.2. Company Matching and Supplemental
                Contributions. . . . . . . . . . . . . . . . . . . . . 49
          11.3. Vesting Rules. . . . . . . . . . . . . . . . . . . . . 49
          11.4. Change in Control of the Company.. . . . . . . . . . . 51


ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
          DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . 52
          12.1. Distributions Upon Termination of
                Employment.. . . . . . . . . . . . . . . . . . . . . . 52
          12.2. Time and Method of Distribution. . . . . . . . . . . . 52
          12.3. Eligible Rollover Distributions. . . . . . . . . . . . 55
          12.4. Determination of Disability. . . . . . . . . . . . . . 55
          12.5. Distributions to Reporting Persons.. . . . . . . . . . 55
          12.6. Transfer of Accounts.. . . . . . . . . . . . . . . . . 56
          12.7. Early Distribution under Domestic Relations
                Order. . . . . . . . . . . . . . . . . . . . . . . . . 56
          12.8. Absolute Right to Receive Stock
                Distribution.. . . . . . . . . . . . . . . . . . . . . 56


ARTICLE XIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     WITHDRAWALS WHILE EMPLOYED. . . . . . . . . . . . . . . . . . . . 57

          13.1. Elective Right to Make Certain Withdrawals . . . . . . 57
          13.2. Protected Withdrawal Rights. . . . . . . . . . . . . . 58
          13.3. Withdrawal Procedure.. . . . . . . . . . . . . . . . . 58
          13.4. Frequency of Withdrawals.. . . . . . . . . . . . . . . 58


ARTICLE XIV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     HARDSHIP WITHDRAWALS. . . . . . . . . . . . . . . . . . . . . . . 59
          l4.l. Eligibility and Procedure. . . . . . . . . . . . . . . 59


ARTICLE XV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     LOANS TO PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . 61
          l5.l. Procedure and Terms. . . . . . . . . . . . . . . . . . 61


ARTICLE XVI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     DESIGNATION OF A BENEFICIARY. . . . . . . . . . . . . . . . . . . 64
          16.1. Procedure and Effect.. . . . . . . . . . . . . . . . . 64
          16.2. Renunciation of Death Benefit. . . . . . . . . . . . . 66


ARTICLE XVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     LOST DISTRIBUTEES . . . . . . . . . . . . . . . . . . . . . . . . 68
          17.1. Disposition of Accounts Payable to Persons
                Who Cannot Be Located. . . . . . . . . . . . . . . . . 68
          17.2. Efforts To Locate Distributees.. . . . . . . . . . . . 68


ARTICLE XVIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . . . . . . 69
          18.1. Company's Power to Amend or Terminate. . . . . . . . . 69
          18.2. Termination by a Participating Employer. . . . . . . . 70
          18.3. Disposition of Assets on Termination.. . . . . . . . . 70
          18.4. Effect of Termination by the Company.. . . . . . . . . 71
          18.5. Effect of Termination of ESOP Loan.. . . . . . . . . . 72


ARTICLE XIX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     ADMINISTRATIVE COMMITTEE. . . . . . . . . . . . . . . . . . . . . 73
          19.1. Appointment. . . . . . . . . . . . . . . . . . . . . . 73
          19.2. Organization.. . . . . . . . . . . . . . . . . . . . . 73
          19.3. Powers.. . . . . . . . . . . . . . . . . . . . . . . . 73
          19.4. Forms and Procedures.. . . . . . . . . . . . . . . . . 75
          19.5. Meetings.. . . . . . . . . . . . . . . . . . . . . . . 76
          19.6. Records. . . . . . . . . . . . . . . . . . . . . . . . 76
          19.7. Applications for Benefits; Appeal From
                 Denial of Benefits. . . . . . . . . . . . . . . . . . 76
          19.8. Liability of Committee.. . . . . . . . . . . . . . . . 77

          19.9. Standard of Review.. . . . . . . . . . . . . . . . . . 78


ARTICLE XX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
     PROHIBITION AGAINST VOLUNTARY OR INVOLUNTARY
          ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 80
          20.1. No Liability for Participants' Debts.. . . . . . . . . 80


ARTICLE XXI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
     COMPETENCY OF DISTRIBUTEES. . . . . . . . . . . . . . . . . . . . 81
     21.1. Distributees Presumed Competent.. . . . . . . . . . . . . . 81
     21.2. Facility of Payment.. . . . . . . . . . . . . . . . . . . . 81


ARTICLE XXII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
     BECOMING A PARTICIPATING EMPLOYER . . . . . . . . . . . . . . . . 82
          22.1. Authorization and Procedure. . . . . . . . . . . . . . 82
          22.2. Effect of Being a Participating Employer.. . . . . . . 82
          22.3. Pooled Funds.. . . . . . . . . . . . . . . . . . . . . 82
          22.4. Costs and Expenses.. . . . . . . . . . . . . . . . . . 83
          22.5. Adoption of Plan Conditional.. . . . . . . . . . . . . 83


ARTICLE XXIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     LIMITATIONS APPLICABLE TO ALL CONTRIBUTIONS TO THIS
          PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
          23.1. Special Limitation on Annual Additions For
                Any Participant For Any Year.. . . . . . . . . . . . . 84


ARTICLE XXIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     SPECIAL RULES FOR YEARS WHEN PLAN IS TOP-HEAVY. . . . . . . . . . 86
          24.1. Special Definitions and Rules of
                Construction.. . . . . . . . . . . . . . . . . . . . . 86
          24.2. Special Rules Applicable to Top-Heavy Years. . . . . . 88
          24.3. Operating Rules. . . . . . . . . . . . . . . . . . . . 89


ARTICLE XXV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 91
          25.1. Return of Contributions.   . . . . . . . . . . . . . . 91
          25.2. Limitations of Liability and Rights. . . . . . . . . . 91
          25.3. General Administration and Expenses. . . . . . . . . . 92
          25.4. Notice of Address. . . . . . . . . . . . . . . . . . . 92
          25.5. Data.. . . . . . . . . . . . . . . . . . . . . . . . . 92
          25.6. Trust Agreement Related. . . . . . . . . . . . . . . . 93
          25.7. Severability Clause. . . . . . . . . . . . . . . . . . 93
          25.8. Situs. . . . . . . . . . . . . . . . . . . . . . . . . 93

          25.9. Succession.. . . . . . . . . . . . . . . . . . . . . . 93
          25.10. Execution.. . . . . . . . . . . . . . . . . . . . . . 93
          25.11. Merger of Plan or Transfer of Trust Assets. . . . . . 93
          25.12. Miscellaneous Rules of Construction.. . . . . . . . . 93
          25.13. Delayed Payments. . . . . . . . . . . . . . . . . . . 94
          25.14. Mistakes in Benefit Payments. . . . . . . . . . . . . 94
          25.15  Reporting Persons.. . . . . . . . . . . . . . . . . . 94

                      ANHEUSER-BUSCH DEFERRED INCOME
                      STOCK PURCHASE AND SAVINGS PLAN
                      -------------------------------

                                 ARTICLE I

                           ESTABLISHMENT OF PLAN
                           ---------------------

     1.1.   Action By Company.  Effective as of April l, 1976,
            -----------------
Anheuser-Busch, Inc., a Missouri corporation, established the Anheuser-Busch Employee Stock Purchase and Savings Plan. The Plan was subsequently amended from time to time and the position of Anheuser-Busch, Inc. as the Plan Sponsor was assumed by Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"). The Company reserved the right to amend the Plan in any way not expressly prohibited by the Plan. Pursuant to such reserved right, effective January 1, 1985, the Company divided the Plan into two separate plans, with employees covered by a collective bargaining agreement being covered by a separate but substantially similar plan. This Plan is a continuation of the former Anheuser-Busch Employee Stock Purchase and Savings Plan though its name has been changed to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan.

     Also pursuant to such reserved right, effective April 1, 1992, the Company again divided the Plan into two separate plans, with hourly employees of Busch Entertainment Corporation and certain of its subsidiaries covered by a separate but substantially similar plan. The Plan has subsequently been amended from time to time, most recently in the form of a complete restatement effective April 1, 1994, with two subsequent amendments thereto. The Company hereby adopts this current amendment and restatement of the Plan, effective as of April 1, 1996, in order to make certain other changes consistent with administrative practice and the Company's spin-off of the Earthgrains Company. The provisions of this amendment and restatement are effective as of April 1, 1996, unless otherwise expressly provided.

     The Plan is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, designed to invest primarily in "qualifying employer securities" as defined in Sections 4975(e)(8) and 409(l) of the Code and also is intended to constitute a cash or deferred arrangement pursuant to Section 401(k) of the Code. The Plan permits investment in Company stock to be made with the proceeds of loans involving funds borrowed by the Company or Trustee. It is the intention of the Company that loans entered into by the Trustee shall be repaid with contributions under the Plan, dividends on Company stock and earnings thereon.

     1.2.   Named Plan Fiduciaries.  The authority to control and
            ----------------------
manage the operation and administration of this Plan, and, generally, the investment of its funds, shall be vested in the Plan's named fiduciaries. The Plan's named fiduciaries are the Company, as Plan Sponsor and Plan Administrator, the Trustee, and, for certain limited purposes, Participants. As Plan Sponsor, the Company shall have the right to amend the Plan, to designate the Plan's named fiduciaries, and to exercise all fiduciary functions necessary to the operation of the Plan except those which are assigned to another named fiduciary under this Plan. As Plan Administrator, the Company shall have the authority and responsibility for the general administration of the Plan, including discretionary authority to determine eligibility for benefits and to construe the terms thereof. The Company shall have the right to appoint an Administrative Committee to exercise such authority and responsibility. The Trustee shall have the exclusive authority and discretion to invest, manage and control the assets of the Trust by which the Plan is funded, subject to and in accordance with the provisions hereof and of the separate Trust Agreement, and subject to the rights of Participants to direct the investment of their Accounts as permitted hereby. For purposes of voting and tendering Shares as to which no instructions have been received by the Trustee, and Unallocated Shares as described in Sections 9.16 and 9.17, the Participants shall be deemed named fiduciaries.

     The rights and responsibilities of each named fiduciary shall be exercised severally and not jointly, but any party may serve in more than one fiduciary capacity with respect to the Plan.

                               ARTICLE II
                   DEFINITIONS OF GENERAL APPLICABILITY

     2.1.   "Account".  The separate record of the interest of
             -------
each Participant in this Plan which will be established in accordance with Section 10.1.

     2.2.   "After-Tax Contributions".  A Participant's Personal
             -----------------------
Contributions which are not subject to deduction or exclusion from gross income for federal income tax purposes. After-Tax
Contributions are of two types:

            (a)  "After-Tax Matched Contributions", which are
                  -------------------------------
Personal Contributions for which a Company Matching Contribution will be made; and

            (b)  "After-Tax Unmatched Contributions", which are
                  ---------------------------------
Personal Contributions for which no Company Matching Contribution will be made.

     2.3.   "Before-Tax Contributions".  A Participant's Personal
             ------------------------
Contributions which are properly excluded from gross income pursuant to Section 40l(k) of the Code. Before-Tax
Contributions are of two types:

            (a)  "Before-Tax Matched Contributions", which are
                  --------------------------------
Personal Contributions for which a Company Matching Contribution will be made; and

            (b)  "Before-Tax Unmatched Contributions", which are
                  ----------------------------------
Personal Contributions for which no Company Matching Contribution will be made.

     2.4.   "Beneficiary".  Any person designated by a Partic-
             -----------
ipant pursuant to Article XVI to receive benefits hereunder or any other person deemed to be a Beneficiary by any other provision of this Plan or by law.

     2.5.   "Base Pay".  A Participant's regular salary, wages or
             --------
other remuneration for services paid by a Participating Employer and determined before subtracting Before-Tax Contributions or salary reductions pursuant to a plan designed to comply with
Section 125 of the Code. Base Pay is used in computing the amount of Personal Contributions to the Plan and shall be determined as follows:
            (a)  Participants Paid on an Hourly Basis.  Base Pay
                 ------------------------------------
is straight-time gross wages for the standard work week, including productivity pay (for Employees of St. Louis

Refrigerator Car Company only) and leadman pay, but excluding any over-time pay, supplemental unemployment benefits, or supplemental workers' compensation benefits. Base Pay includes vacation pay at straight-time rates (or such other rates as are established by local facility practice) and amounts paid, at straight-time rates, for periods not worked because of holiday time off, furlough, sick leave, bereavement, military leave, jury duty, or with respect to relief or lunch periods. In situations where work schedules are not arranged so that 40 regular hours are worked each work week, the Committee shall determine an appropriate method to compute Base Pay.

            (b)  Participants Paid on a Salary Basis.  Base Pay
                 -----------------------------------
is gross salary for the standard pay period, not including any over-time pay. Base pay includes, at regular salary rates, amounts paid for periods not worked because of vacation, holiday time off, furlough, sick leave, bereavement, military leave, jury duty or with respect to relief or lunch periods.

            (c)  Other Items Included In Base Pay For All
                 ----------------------------------------
Participants.  Base Pay includes commissions paid to persons who
------------
are compensated wholly or partially by way of commission, reported tips for persons who are compensated wholly or partially by way of tips, and also includes back pay, but only to the extent that the back pay would have been Base Pay had it been paid in a timely manner (i.e., disregarding back pay awards for such items as over-time pay). Back pay shall be included in Base Pay at the time payment is actually made.

            (d)  Other Items Excluded from Base Pay For All
                 ------------------------------------------
Participants.  Base Pay does not include any bonus, pay in lieu of
------------
vacation, service allowance, severance pay, premium pay for shift or other specialized work, Company Matching or Supplemental Contributions to this Plan, Company contributions to any other pension, retirement, group insurance, health and welfare or similar plan, cash payments pursuant to a plan designed to comply with Section 125 of the Code, any other so-called "fringe benefits," any income attributable to the award or exercise of a stock option or the premature disposition of stock option stock, any other amount which does not constitute "compensation" within the meaning of Section 4l5 of the Code, any type of remuneration not otherwise described in this Section, or any expense allowance or reimbursements of expenses paid on behalf of a Participant (even if subsequently not allowed as such and treated as addi-tional compensation for federal income tax purposes). Base Pay does not include any vacation pay which becomes payable on account of termination of employment nor does it include payments for any unused sick day, whether before or after termination of employment.

            (e)  Limit On Base Pay Considered.  In no event shall
                 ----------------------------
the Base Pay taken into account for a Participant under this Plan exceed the amount specified in Section 401(a)(17) of the Code as adjusted for any applicable increases in the cost of living.

     2.6.   "Board".  The Board of Directors of the Company.
             -----

     2.7.   "Closing Price".  The price at which Shares shall be
             -------------
valued for some purposes under the Plan. The Closing Price is the closing price of a Share or group of Shares on The New York Stock Exchange for the last trading day (on which there was at least one sale of a Share) of a Processing Period, or on such other date as may be specified in the Plan or determined by the Committee pursuant to the Plan.

     2.8.   "Code".  The United States Internal Revenue Code of
             ----
1986, as amended (Title 26 of the United States Code). All references to specific sections of the Code shall be deemed to be references to such sections as they may be amended or superseded, and to the corresponding sections or provisions of any subsequent United States Internal Revenue Code, as appropriate at the time of reference.

     2.9.   "Committee".  The Committee appointed under the
             ---------
provisions of Section 19.1 to administer this Plan.

     2.10.  "Company".  Anheuser-Busch Companies, Inc., a
             -------
corporation organized and existing under the laws of the State of Delaware, and any successor corporation which assumes this Plan and agrees to be bound by the terms and provisions hereof.

     2.11.  "Company Matching Contributions".  The amounts
             ------------------------------
contributed to this Plan by Participating Employers pursuant to
Section 6.1(a), including forfeitures which are applied to reduce the contributions otherwise payable by them.

     2.12.  "Company Stock Fund".  The separate portion of the
             ------------------
Fund which is to be invested in accordance with Section 9.7.

     2.13.  "Company Year".  The fiscal year of the Company as in
             ------------
effect from time to time. On the Effective Date the fiscal year of the Company is the calendar year.

     2.14.  "Consolidated Net Income For Plan Purposes".  The
             -----------------------------------------
consolidated net income of all of the Employing Companies for any Company Year as shown in the Company's annual report to its shareholders for such Company Year after extraordinary items of and charges to income, but before taxes on income and earnings of,
                                   5
and direct and indirect expenses attributable to, any Subsidiary acquired after October 1, 1982 that is not a Participating Employer under this Plan or a Related Plan. For purposes of the foregoing all determinations of earnings and expenses shall be made in accordance with rules of uniform application adopted by the Committee; the incorporation of a Subsidiary at the direction of the Company shall not be treated as an acquisition of such Subsidiary, even though one of the Employing Companies may purchase the shares thereof; and a Subsidiary will be deemed to be acquired when the percentage of voting capital stock or equity interest owned by the Company or another Subsidiary or any combination of the Company and/or one or more Subsidiaries first equals 80%.

     2.15.  "Effective Date".  When used with respect to this
             --------------
amended and restated Plan, April 1, 1996 except where otherwise expressed in this document. This Plan is a continuation, in part, of the Anheuser-Busch Employee Stock Purchase and Savings Plan, and the term "Effective Date", when used with respect to that Plan as originally adopted, means April l, 1976.

     2.16.  "Eligible Employee".  An Employee of any
             -----------------
Participating Employer who has satisfied the service requirement for eligibility to participate in this Plan set forth in Article
III hereof.

     2.17.  "Employee".  Any common law employee employed by any
             --------
of the Employing Companies in any capacity other than

            (a) A person employed outside the United States or Puerto Rico, except that the following persons shall be considered "Employees" unless excluded from participation in the Plan by individual agreement, requirements of law or practical impediment as determined by the Committee; provided that confirmation of the identity of persons to be considered "Employees" under this
Section 2.19(a) shall be provided to the Committee in writing from time to time:

            (i)  a United States citizen or permanent
resident initially employed in the United States and transferred outside the United States under the Company's International
Assignment Policy;

            (ii) a United States citizen initially employed outside the United States or Puerto Rico, unless hired for assignment to the host country with no plan for transfer to the United States; or

            (iii) a foreign national initially employed in the United States and transferred outside the United States under the Company's International Assignment Policy;

            (b) A person employed in a branch operation of Anheuser-Busch Investment Capital Corporation; or

            (c) A person employed by Anheuser-Busch, Inc. at its wholesale operations division in Canton, Ohio who is compensated on an hourly basis as shown on records of the employer. This subsection (c) shall no longer be effective after December 31, 1995.

     2.18.  "Employing Companies".  The Company and any
             -------------------
corporation or other business entity that is a member of a controlled group of corporations or other business entities, as defined in Sections 414(b) and 414(c) of the Code, that includes the Company, or is a member of an affiliated service group that includes the Company as defined in Section 414(m) of the Code, all as determined from time to time. A business entity is an Employing Company only while a member of such a controlled group of corporations or other business entities or such an affiliated service group. All determinations required by this Section shall be made pursuant to and consistent with Sections 414(b), (c), (m) and (o) of the Code and regulations thereunder.

     2.19.  "Equity Index Fund".  The separate portion of the
             -----------------
Fund which is to be invested in accordance with Section 9.10.

     2.20.  "ERISA".  The Employee Retirement Income Security Act
             -----
of 1974, Pub. L. No. 93-406, 88 Stat. 829, which amended both the Code and Title 29 of the United States Code (captioned "Labor"). ERISA sections contained in the Code are cited by references to the Code. ERISA sections not contained in the Code are cited in sections of ERISA as enacted. All references to specific ERISA sections shall be deemed to be references to such sections as originally enacted or as subsequently amended or superseded, as appropriate at the time of reference.

     2.21.  "ESOP Loan".  A loan described in Section
             ---------
404(a)(9)(A) of the Code and which otherwise satisfies the requirements of Article VIII, which is used by the Trustee to finance the acquisition of Shares, or to refinance an existing
ESOP Loan.

     2.22.  "ESOP Loan Payment Accumulation Account".  The
             --------------------------------------
Account established pursuant to Section 10.10(b) in which the Trustee will accumulate, pursuant to Section 8.5, Plan contributions, dividends and related earnings.

     2.23.  "ESOP Loan Suspense Account".  The account
             --------------------------
established pursuant to Section 10.10(a) to hold Unallocated
Shares.

     2.24.  "Fund".  All securities, cash and other assets held
             ----
by the Trustee with respect to this Plan from time to time subject to the provisions of this Plan. As of April 1, 1996, there are seven separate Investment Funds within the Fund: the Company Stock Fund, the Equity Index Fund, the Indexed Balanced Fund, the Managed Balanced Fund, the Medium-Term Fixed Income Fund, the Short-Term Fixed Income Fund and the Earthgrains Stock Fund.

     2.25.  "Highly Compensated Employee".  (a) The term Highly
             ---------------------------
Compensated Employee includes Highly Compensated Employees who are active and certain former Highly Compensated Employees as described in this Section.

            (b) An active Highly Compensated Employee includes any individual who performs service for any of the Employing Companies during the determination year and who, during the look-back year: (i) received compensation from the Employing Companies in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employing Companies in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was at any time an officer of an Employing Company and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year.

            (c) The term Highly Compensated Employee also includes: (i) individuals who are both described in the preceding subsection (b) if the term "determination year" is substituted for the term "look-back year" and the individual is one of the one hundred employees who received the most compensation from the Employing Companies during the determination year; and (ii) employees who are five-percent owners at any time during the look-back year or determination year.

            (d) If no officer has satisfied the compensation requirement of (b)(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

            (e) For purposes of this Section, (i) the determina-tion year shall be the Plan Year; (ii) the look-back year shall be the twelve-month period immediately preceding the determination year; and (iii) compensation shall mean compensation as defined in
Section 414(q)(7) of the Code and regulations thereunder.

            (f) A former Highly Compensated Employee includes any individual who separated from service with an Employing

Company (or was deemed to have separated) prior to the determination year, performs no service for an Employing Company during the determination year, and was an active Highly
Compensated Employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

            (g) If an individual is, during a determination year or look-back year, a family member of either a five-percent owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most highly compensated employees during such year, then the family member and the five-percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five-percent owner or top-ten highly compensated employee.

            (h) For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

            (i) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, any five-percent owner, the top one hundred employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and applicable Treasury Regulations.

     2.26.  "Hour of Service".  (a) An Hour of Service is:
             ---------------

            (i) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employing Company;

            (ii) each hour for which an Employee is paid, or entitled to payment, by an Employing Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and

            (iii)  each hour (if not already credited) for
which back pay (irrespective of mitigation of damages) has been either awarded or agreed to by an Employing Company; provided the Hours of Service derived from back pay shall be credited to the computation period or periods to which the award or agreement per-tains, and not to the computation period in which payment is made.

            (iv)  in the case of an Employee (or former
Employee) who is on an authorized leave of absence or on active duty with any branch of the military service of the United States and who is not directly or indirectly paid or entitled to payment by any of the Employing Companies during such period, an Hour of Service is every regular working hour of every regular working day for which such person would have been credited with an Hour of Service (based on the person's normal work schedule in effect at the time of the beginning of such leave or military service) had the person been actively at work during the period of such leave or military service, but only if such person returns to work at the end of such leave or (in the case of military service) during the period in which such person's re-employment rights are protected by Federal law.

            (b)  The following rules shall apply to
determinations of Hours of Service credited under this Plan:

            (i) A payment shall be deemed to be made by or due from an Employing Company regardless of whether such payment is made by or due from an Employing Company directly, or indi-rectly through (among others) a trust fund or insurer to which the Employing Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

            (ii) An Employee who is compensated by way of a salary which is payable semi-monthly shall be credited with 95 Hours of Service for each semi-monthly payroll period for which the Employee is compensated for the performance of duties (the number of Hours of Service to be credited to such Employee because of compensation for reasons other than the performance of duties shall be determined in the manner hereafter specified). If a semi-monthly salary period falls into two different computation periods, the entire number of Hours of Service attributable to such period shall be credited to the second computation period.

            (iii)  The number of Hours of Service to be
credited to an Employee for reasons other than performance of duties, and the Plan Year or Plan Years to which Hours of Service will be credited in appropriate instances, shall be determined, respectively, pursuant to the United States Department of Labor's Regulations Section 2530.200b-2(b) and (c), which are incorporated herein by this reference.

            (iv) Notwithstanding the provisions of subsec-tion (a) requiring that Hours of Service be credited because of payments made for reasons other than the performance of duties, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period (whether occurring in one or more computation periods) during which such Employee performs no duties, and no Hour of Service shall be credited on account of a period during which no duties are performed if the payment therefor is made under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, or disability insurance laws.

            (v) No Hours of Service will be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by such Employee.

            (vi) For purposes of determining the number of Hours of Service credited to an Employee who is not yet eligible to be a Participant in this Plan, the computation period shall be the eligibility computation period specified in Section 3.4 hereof.

            (vii)  These provisions shall be liberally
construed in favor of Employees.

            (viii)  Solely for the purposes of determining
whether a break in service for eligibility under Section 3.3(a) has occurred, any Employee who is absent from work (A) by reason of the pregnancy of the Employee, (B) by reason of the birth of a child of the Employee, (C) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall receive credit for the Hours of Service which would otherwise have been credited but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service for each day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or, in all other cases, in the following computation period. Notwithstanding the foregoing, no more than 501 Hours of Service shall be credited under this paragraph for any single maternity or paternity leave. The Committee shall have the right to require such timely information from an Employee as it deems reasonably necessary to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence. If an Employee does not comply with any such request, the rules of this paragraph shall not apply to the absence.

            (c) Hours of Service credited under a Related Plan shall be Hours of Service under this Plan for all purposes.

            (d) In determining the Hours of Service of any individual employed by Sea World of Florida, Inc., Florida Cypress Gardens, Inc., Busch Properties of Florida, Inc., Sea World, Inc., Sea World of Texas, Inc., or Boardwalk and Baseball, Inc. as of December 1, 1989, hours of service with any of such corporations shall be considered Hours of Service in accordance with this Sec-tion. In addition, if an individual worked for Harcourt, Brace, Jovanovich, Inc. immediately prior to December 1, 1989 and became employed by a Participating Employer on or before January 1, 1990, such individual's hours of service with such company shall be considered Hours of Service under this Plan.

            (e) In determining the Hours of Service of any individual employed by Vesper Corporation as of May 29, 1992, who becomes an Employee in connection with the acquisition of the LG Potato Chip Company division of Vesper Corporation on or about May 29, 1992, hours of service with Vesper Corporation prior to May 30, 1992 shall be considered Hours of Service in accordance with this Section. This provision shall be effective for purposes of both Article III and Article XI.

            (f) In determining the Hours of Service of any individual employed by Precision Printing and Packaging, Inc. as of December 31, 1994, hours of service with such corporation or with International Label Company shall be considered Hours of Service in accordance with this Section. This provision shall be effective for purposes of both Article III and Article XI.

            (g) In determining the Hours of Service of any individual employed by Anheuser-Busch Sales of South Bay, Inc. or Anheuser-Busch, Inc. as of March 1, 1996, hours of service with Bay Distributors, Inc., shall be considered Hours of Service in accordance with this Section. This provision shall be effective for purposes of both Article III and Article XI.

            (h) In determining the Hours of Service of any individual employed by Eagle Distributors, Inc. as of July 26, 1996, who becomes an employee of Anheuser-Busch Sales of Hawaii, Inc. hours of service with Eagle Distributors, Inc. shall be considered Hours of Service in accordance with this Section. This provision shall be effective for purposes of both Article III and
Article XI.

            (i) An Employee who is placed on a special leave of absence because such Employee's spouse is transferred outside the United States under the Company's International Assignment Policy shall, upon returning to work at the expiration of such leave, receive credit for eight Hours of Service for each day of such absence. This provision shall be effective for purposes of both
Article III and Article XI.

     2.27.  "Indexed Balanced Fund".  The separate portion of the
             ---------------------
Fund which is to be invested in accordance with Section 9.11.

     2.28.  "Managed Balanced Fund".  The separate portion of the
             ---------------------
Fund which is to be invested in accordance with Section 9.12.

     2.29.  "Medium-Term Fixed Income Fund".  The separate
             -----------------------------
portion of the Fund which is to be invested in accordance with
Section 9.9.

     2.30.  "Non-Highly Compensated Employee".  An Employee who
             -------------------------------
is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee within the meaning of Section
414(q)(6)(B) of the Code.

     2.31.  "Participant".  Any Eligible Employee who has elected
             -----------
to participate in this Plan in the manner provided in Section 3.2 and any former Eligible Employee who has assets credited to an Account.

     2.32.  "Participating Employer".  (a) As of April 1, 1996,
             ----------------------
the Company and the following Subsidiaries:

Anheuser-Busch Distributors of     Consolidated Farms, Inc.
  New York, Inc.                   Fairfield Transport, Inc.
Anheuser-Busch Europe, Inc.        Golden Eagle Distributing
Anheuser-Busch, Incorporated         Company
Anheuser-Busch International, Inc. Innervision Productions, Inc. Anheuser-Busch Investment Capital Kingsmill Realty, Inc.
  Corporation                      Manufacturers Cartage Company
Anheuser-Busch Mexico, Inc.        Manufacturers Railway Company
Anheuser-Busch Recycling           Metal Container Corporation
  Corporation                      Metal Container Corporation
Anheuser-Busch Sales of Hawaii,      of California
  Inc. (effective October 1, 1996) Metal Container
International, Inc.
Anheuser-Bush Sales of             Metal Container Service
  South Bay, Inc.                    Corporation
August A. Busch & Co. of           MRS Transport Company
  Massachusetts                    Nutri-Turf, Inc.
Boardwalk & Baseball, Inc.         Optimus, Inc.
Busch Agricultural Resources, Inc. Pacific International Rice
Busch Agricultural Resources       Mills, Inc.
  International, Inc.              Precision Printing and
Busch Biotech, Inc.                  Packaging, Inc.
Busch Creative Services            St. Louis Refrigerator Car
  Corporation                        Company
Busch Entertainment Corporation    Sea World, Inc.
Busch Media Group, Inc.            Sea World of Florida, Inc.
Busch Mechanical Services, Inc.    Sea World of Texas, Inc.
Busch Properties, Inc.             SP Parks, Inc.
Busch proeprties of Florida, Inc.  Williamsburg, Transport, Inc.
                                   13

            (b) Any other Subsidiary which may hereafter become a party hereto in the manner provided in Article XXII.

            (c) Any corporation(s) into which or with which any of the foregoing Participating Employers may be liquidated, merged or consolidated, if such successor(s) or (in the event of a liquidation, merger or consolidation) surviving corporation(s) is a Subsidiary and is or becomes a Participating Employer hereunder.

     2.33.  "Personal Contributions".  A generic term referring,
             ----------------------
collectively, to all amounts contributed to this Plan by a Participant. Such amounts will be either After-Tax Contributions or Before-Tax Contributions, and may be either matched by a Company Matching Contribution or unmatched.

     2.34.  "Plan".  This Anheuser-Busch Deferred Income Stock
             ----
Purchase and Savings Plan as herein established and as it may be amended from time to time.

     2.35.  "Plan Year".  The fiscal year adopted by the Company
             ---------
for this Plan. The Plan Year is the twelve consecutive month period beginning each April 1 and ending each March 31.

     2.36.  "Processing Period".  The seven consecutive day
             -----------------
period beginning each Wednesday and ending the following Tuesday or such other period as may be designated by the Committee from time to time.

     2.37.  "Related Plans".  The Anheuser-Busch Deferred Income
             -------------
Stock Purchase and Savings Plan (for Employees Covered by A
Collective Bargaining Agreement) and the Anheuser-Busch Deferred
Income Stock Purchase and Savings Plan (for Certain Hourly
Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries).

     2.38.  "Share".  A share of common stock of the Company.
             -----

     2.39.  "Share Equivalents".  The portion of a Participant's
             -----------------
Account which is invested in the Company Stock Fund but measured in terms of the number of Shares that would be equivalent in value to such investment. Share Equivalents that a Participant or Beneficiary shall be entitled to vote or tender pursuant to Sections 9.16 and 9.17 shall be equal to the number of full and fractional Shares held in the Company Stock Fund as of a Valuation Date, divided by the number of Company Stock Fund units as of such Valuation Date, multiplied by the number of Company Stock Fund units in the Participant's Account as of such Valuation Date. For purposes of this Section, the term "Valuation Date" shall mean any date as of which Share value or unit value is determined under an Investment Fund as directed by the Committee.

     2.40.  "Short-Term Fixed Income Fund".  The separate portion
             ----------------------------
of the Fund which is to be invested in accordance with Section
9.8.

     2.41.  "Subsidiary".  Any corporation or other form of
             ----------
business enterprise created or organized in the United States under the law of any State or Territory thereof, the issued and outstanding voting capital stock or equity interest of which is, in the aggregate, 80% or more owned by the Company, another Subsidiary or any combination of the Company and/or one or more Subsidiaries.

     2.42.  "Supplemental Contributions".  Amounts contributed to
             --------------------------
this Plan by Participating Employers pursuant to Section 6.1(b).

     2.43.  "Taxable Compensation".  The amount of compensation
             --------------------
determined under the provisions of Section 414(s) of the Code and regulations thereunder, but including amounts otherwise excluded from gross income under Sections 402(e)(3) and 125 of the Code.
In no event shall an Employee's Taxable Compensation exceed the amount specified in Section 401(a)(17) of the Code as adjusted for any applicable increases in the cost of living.

     2.44.  "Trust Agreement".  The separate Master Defined
             ---------------
Contribution Trust Agreement entered into by and between the Company and the Trustee, as well as all other agreements and documents relating to the operation of the Master Defined Contribution Trust including, but not limited to, agreements appointing investment managers and agreements joining plans into the Master Defined Contribution Trust Agreement. The Master Defined Contribution Trust Agreement, as may be amended from time to time, governs the establishment, investment and maintenance of the Fund. The Master Defined Contribution Trust Agreement shall be deemed to be a part of this Plan as if all of the terms and provisions thereof were fully set forth herein.

     2.45.  "Trustee".  The corporation designated by the Company
             -------
from time to time to act as Trustee under the Trust Agreement.

     2.46.  "Unallocated Shares".  Shares held in the ESOP Loan
             ------------------
Suspense Account which have not been allocated to the Account of a Participant.

                                ARTICLE III

                       ELIGIBILITY AND PARTICIPATION
                       -----------------------------

     3.1.   Eligibility.  (a)  An Employee of a Participating
            -----------
Employer shall be eligible to participate in the Plan at the end of the eligibility computation period during which the Employee completes one Year of Service.

            (b) Notwithstanding the foregoing, no Employee will be eligible to participate in this Plan if (i) such person's employment is covered by a collective bargaining agreement which does not expressly provide for participation in this Plan and under which retirement benefits have been the subject of good faith collective bargaining, (ii) such person is eligible to participate in a Related Plan, or (iii) such person is deemed to be a leased employee (within the meaning of Section 414(n) of the Code) of an Employing Company.

     3.2.   Becoming a Participant.  Participation in the Plan is
            ----------------------
entirely voluntary, but to become a Participant an Eligible Employee must agree to make Personal Contributions, as hereinafter set out. Notwithstanding anything, an Eligible Employee's election to make Personal Contributions shall not become effective before the first day of the calendar month following expiration of the eligibility computation period during which such person completes one Year of Service.

     3.3.   Re-employment Following a Break in Service.  (a)  An
            ------------------------------------------
Employee who incurs a break in service before becoming eligible to participate in this Plan and who is subsequently re-employed by a Participating Employer shall be treated as a new Employee and shall be required to satisfy the eligibility requirements set out in Section 3.1 following such person's re-employment date before such person becomes an Eligible Employee.

            (b) An Eligible Employee who has one or more breaks in service and who is subsequently re-employed by a Participating
Employer shall be eligible to participate in this Plan immediately upon re-employment.

     3.4.   Year of Service; Break in Service.  (a)  A Year of
            ---------------------------------
Service for determining eligibility to participate is an eligibility computation period during which an Employee performs at least 1,000 Hours of Service.

            (b) The initial eligibility computation period for an Employee shall be the twelve-month period beginning on the first date (the "initial employment date") such Employee performs an Hour of Service. In the case of an Employee who performs more than 500 but less than 1,000 Hours of Service during the initial eligibility computation period, each succeeding twelve-month period beginning on the anniversary of the Employee's initial employment date shall be an eligibility computation period until the Employee either becomes an Eligible Employee or incurs a break in service.

            (c)  An Employee's failure to perform more than 500
Hours of Service during any eligibility computation period before the Employee becomes an Eligible Employee shall constitute a break in service.

            (d) The eligibility computation period for an Employee who has incurred five consecutive breaks in service and who is subsequently re-employed shall be the twelve-month period beginning on the first date (the "re-employment date") on which such Employee performs an Hour of Service following such breaks in service. In the case of such an Employee who performs more than 500 but less than 1,000 Hours of Service during such eligibility computation period, each succeeding twelve-month period beginning on each anniversary of the Employee's re-employment date shall be an eligibility computation period until the Employee either becomes an Eligible Employee or incurs five consecutive breaks in service.

     3.5.   Transfers of Participants and Lay-Offs.  (a)  No
            --------------------------------------
transfer or other change in the employment of a Participant from the employ of a Participating Employer to the employ of another of the Employing Companies which is not a Participating Employer, and no transfer from an employment classification in which the Participant is an Employee to a classification in which the Participant is not an Employee, shall be deemed to be either a break in service or a termination of employment, whether or not the transferred employee is reported as having resigned or other-wise ceased to have been employed in such employee's former employment classification or by such employee's former employer. After such transfer, the transferred Participant shall no longer be entitled to make Personal Contributions to this Plan or to have any Company Matching Contributions made on such Participant's be-half. If eligible to participate in a Related Plan after such transfer, a Participant's Account may be transferred to such Re-lated Plan.

            (b)  So long as there is any unwithdrawn or
undistributed balance in the Account of a transferred Participant, the Account shall not be affected by such transfer and shall not be segregated from or within the Fund, but shall continue to be commingled therewith and be subject to appropriate increases or decreases to reflect the results of the valuations made in accordance with Section 10.5.

            (c) A Participant who may no longer actively participate in this Plan because of a lay-off or a job transfer and who is thereafter again transferred to the employ of a Participating Employer or is recalled from lay-off shall automatically and immediately become eligible to resume participation in this Plan upon compliance with rules adopted by the Committee and the timely filing of the requisite forms, if any.

            (d) If, as a result of an employment transfer, an individual who was a Participant in a Related Plan becomes eligible to participate in this Plan, this Plan shall accept the transfer of such Participant's Account from such other Plan. Any Account so transferred shall be combined with the Participant's Account under this Plan, if any, in accordance with procedures established by the Committee. Any Participant described in this subsection who was making Personal Contributions to a Related Plan at the time of transfer shall be deemed to have made identical elections regarding the rate, type and investment of contributions to this Plan.

                                ARTICLE IV

                           MATCHED CONTRIBUTIONS
                           ---------------------

     4.1.   Before-Tax Matched Contributions.  A Participant who
            --------------------------------
wishes to make Before-Tax Matched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to the Participating Employer to defer a portion of the Base Pay that such Participant would otherwise have received, in the percentage indicated by the Participant, but subject to the limitations set out in Sections 7.2 and 7.3, on the condition that the amount so deferred be delivered to the Trustee as a Personal Contribution. All Before-Tax Matched Contributions shall be expressed in full percentage points of Base Pay, and shall be either 1, 2, 3, 4, 5 or 6% of Base Pay.

     4.2.   After-Tax Matched Contributions.  A Participant who
            -------------------------------
wishes to make After-Tax Matched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to the Participating Employer to withhold the percentage of Base Pay indicated by the Participant, but subject to the limitations set out in Section 7.4, and to deliver the amounts so withheld to the Trustee as a Personal Contribution. All After-Tax Matched Contributions shall be expressed in full percentage points of Base Pay, and shall be either 1, 2, 3, 4, 5 or 6% of Base Pay.

     4.3.   Limitation on Total Matched Contributions.  The sum
            -----------------------------------------
of a Participant's Before-Tax Matched Contributions and After-Tax
Matched Contributions may not be less than 1% nor more than 6% of the Participant's Base Pay.

                                 ARTICLE V

                          UNMATCHED CONTRIBUTIONS
                          -----------------------

     5.1.   Contributions Permitted.  Whether or not a
            -----------------------
Participant is making matched Personal Contributions, such Participant may make unmatched Personal Contributions pursuant to this Article and subject to the limitations set out in this Article and Article VII. Such unmatched Personal Contributions may either be on a before-tax or after-tax basis.

     5.2.   Before-Tax Unmatched Contributions.  A Participant
            ----------------------------------
who wishes to make Before-Tax Unmatched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to the Participating Employer to defer a portion of the Base Pay that such Participant would otherwise have received in the percentage indicated by the Participant, on the condition that the amount so deferred be delivered to the Trustee as a Personal Contribution. All Before-Tax Unmatched Contributions shall be expressed in full percentage points of Base Pay, and shall be either 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of Base Pay.

     5.3.   After-Tax Unmatched Contributions.  A Participant who
            ---------------------------------
wishes to make After-Tax Unmatched Contributions must make an election so indicating in accordance with procedures promulgated by the Committee. Such an election shall be a direction by the Participant to the Participating Employer to withhold the percentage of Base Pay indicated by the Participant, and to deliver the amounts so withheld to the Trustee as a Personal Contribution. All After-Tax Unmatched Contributions shall be expressed in full percentage points of Base Pay, and shall be either l, 2, 3, 4, 5, 6, 7, 8, 9 or l0% of Base Pay.

     5.4.   Limitation on Total Unmatched Contributions.  If a
            -------------------------------------------
Participant making Before-Tax Unmatched Contributions is concurrently making After-Tax Unmatched Contributions, the sum of the Participant's unmatched contribution rates may not be more than 10% of the Participant's Base Pay.

     5.5    Rollover Contributions.  (a)  The Trustee may accept
            ----------------------
an Eligible Rollover Contribution from an Employee in accordance with rules and procedures established by the Committee. Any Eligible Rollover Contribution made by an Employee shall be treated as a Before-Tax Unmatched Contribution for all purposes under the Plan.

            (b) The term "Eligible Rollover Contribution" means any part of a distribution which meets the requirements of Section

402(c)(4) of the Code and which is made to an Employee from:


            (i) A plan maintained by Precision Printing and Packaging, Inc. in accordance with Section 401(k) of the Code, or

            (ii)  If approved by the Committee, a plan
maintained by any company whose stock or assets are acquired by an Employing Company.

                                ARTICLE VI

                           COMPANY CONTRIBUTIONS
                           ---------------------

     6.1.   Required Contributions.  (a)  Each Participating
            ----------------------
Employer shall contribute, as its share of Company Matching Contributions, for each Plan Year (or portion thereof) of its participation in this Plan, either directly or indirectly by way of (i) release of available Unallocated Shares having an equivalent value, or (ii) the access or use of any funds held in the ESOP Loan Payment Accumulation Account, the "formula amount", less the aggregate amount of forfeitures attributable to Participants employed by it. The "formula amount" is that amount determined by multiplying (i) the total amount of matched Personal Contributions actually deferred or withheld during such period from the Base Pay of all Participants employed by such Participating Employer, by (ii) the contribution rate in effect for such period.

            (b)  Each Participating Employer shall also
contribute, directly or indirectly by way of (i) release of available Unallocated Shares having an equivalent value, or (ii) the access or use of any funds held in the ESOP Loan Payment Accumulation Account, for each Plan Year (or portion thereof) of its participation in this Plan, its proportionate share of any Supplemental Contribution for any Plan Year. Supplemental Contributions shall be determined by the Committee under Section 6.3.

            (c) If so directed by the Company from time to time, each Participating Employer shall also contribute for each Plan Year (or portion thereof) of its participation in this Plan, either directly or indirectly by access or use of any funds held in the ESOP Loan Payment Accumulation Account, its proportionate share of the amount, if any, by which dividends transferred to the ESOP Loan Payment Accumulation Account for such year exceeds the value of Shares available for release from the ESOP Loan Suspense Account in connection with such transfer.

            (d) If so directed by the Company from time to time, each Participating Employer shall make its proportionate share of any additional contributions determined by the Company, in its absolute discretion.

            (e) For purposes of this Section 6.1, the value of such Shares released from the ESOP Loan Suspense Account shall be the Closing Price on the last trading day prior to the date of re-lease or such other date as may be determined by the Committee for this purpose.

     6.2.   Contribution Rate For Company Matching Contributions.
            ----------------------------------------------------
The contribution rate for Company Matching Contributions is a decimal fraction, expressed to four places, determined by the Committee prior to the beginning of each Plan Year, which shall not change during a Plan Year. Such contribution rate shall be established by dividing (a) 2-1/2% of the Company's Consolidated Net Income for Plan Purposes for the Company Year most recently ended, by (b) 6% of the eligible payroll for such Company Year, but shall never be less than .3333 nor more than .7500. Notwithstanding the foregoing, the Company, in its sole discretion as Plan sponsor, may establish a contribution rate for a Plan Year which is greater than the rate determined in accordance with the preceding sentence.

     The "eligible payroll" for any Company Year shall be the sum of (c) the total Base Pay accrued for that Company Year for all Employees of all of the Employing Companies which will be Participating Employers for the Plan Year for which the contribution rate is being established and, without duplication, and (d) the total "Base Pay" accrued for such Plan Year for all "employees" of all of the "employing companies" which will be "participating employers" in all the Related Plans except employees of The Earthgrains Company and its Subsidiaries. For purposes of this paragraph, the quoted terms shall have the meanings set out in such other plans.

     Consolidated Net Income and payroll shall be determined by excluding the earnings and payroll of Sea World, Inc. and The Earthgrains Company and their respective subsidiaries until such time as the Company determines that such exclusion is no longer appropriate, in part or in full.

     6.3.   Determination of Supplemental Contribution.  (a)  As
            ------------------------------------------
soon as practicable after the close of each Plan Year, the Committee shall determine the amount of the Supplemental Contribution, if any, for such Plan Year. The Supplemental Contribution shall be computed by first computing a Tentative Supplemental Contribution and then adjusting such figure as set forth herein. The Tentative Supplemental Contribution shall be computed as follows: first, the average Closing Price of Shares released from the ESOP Loan Suspense Account for the Plan Year for this Plan and each Related Plan shall be determined. Second, the ESOP Share Cost of such released Shares shall be increased by (i) five percent (5%) for the first Plan Year, and (ii) ten percent (10%) compounded annually for each full Plan Year which has elapsed since the ESOP Loan proceeds were received by the Trustee, or for any Plan Year, such other percentage as may be determined by the Committee from time to time. (For partial years, a proportional part of the applicable percentage increase shall be used based on the number of full months in the Plan Year during which the ESOP Loan is outstanding). The ESOP Share Cost so increased shall be referred to as the Hurdle ESOP Share Price for such Plan Year. If the average Closing Price of the Shares re-leased from the ESOP Loan Suspense Account for the Plan Year is equal to or less than the Hurdle ESOP Share Price for the Plan Year, there shall be no Tentative Supplemental Contribution for such Year. If such average Closing Price is greater than the Hurdle ESOP Share Price for the Plan Year, the difference shall be computed and multiplied by the number of Shares actually released from the ESOP Loan Suspense Account for this Plan and each Related Plan during the Plan Year. The figure so obtained shall be apportioned among this Plan and the Related Plans based on the ratio that the aggregate formula amount (as defined in Section 6.1(a)) of each plan attributable to those Participants eligible to have a Supplemental Contribution allocated to their Accounts for such Plan Year, bears to the combined aggregate formula amount of all plans attributable to those Participants eligible to have a Supplemental Contribution allocated to their Accounts for such Plan Year, and the portion allocated to this Plan shall be this Plan's Tentative Supplemental Contribution for the Plan Year. If there is more than one ESOP Loan outstanding for any Plan Year, the Tentative Supplemental Contribution shall be the sum of the amounts computed under this Section with respect to the Shares in the separate ESOP Loan Suspense Accounts. This Plan's Tentative Supplemental Contribution shall then be reduced by the amount of this Plan's "Carryover Amount", if any, for the Plan Year, and increased by the amount of its "Surplus Amount", if any, for such Plan Year, as such terms are described in subsection (b).

            (b) For purposes of this Section, the "Carryover Amount" shall be equal to the excess, if any, of (i) the total Supplemental Contributions of this Plan for all prior Plan Years (without regard to forfeitures) over (ii) the total Tentative Supplemental Contributions of this Plan for all prior Plan Years (without regard to forfeitures). The "Surplus Amount" shall be the excess, if any, of (iii) the Closing Price as of the last trading day prior to the end of the Plan Year of all Suspense Shares required to be released from this Plan's ESOP Loan Suspense Account for such Plan Year but which were otherwise not released throughout such Plan Year multiplied by the number of such Shares, over (iv) the Tentative Supplemental Contribution of this Plan for such Plan Year (without regard to forfeitures).

            (c) For purposes of this Section, the "ESOP Share Cost" shall be the average price at which the Trustee acquires Shares with the proceeds of an ESOP Loan. For each ESOP Loan entered into by the Trustee there shall be a separate ESOP Share Cost which shall be uniform for each Share acquired with the proceeds of such loan.

     6.4.   Payment and Payment Date.  Each Participating
            ------------------------
Employer's Company Matching, Supplemental, and any other type of contribution for the Plan Year, to the extent actually required to be contributed under Section 6.1, shall be delivered to the Trustee as and when determined by the Committee but not later than 180 days after the end of such Plan Year. Such delivery shall be either in cash or in Shares (from authorized but unissued Shares or out of Shares held in the Company's treasury), or a combination of both, and if delivered wholly or partially in Shares, such Shares shall be valued at the Closing Price on the date of delivery or on the last business day prior to the date of delivery as determined by the Committee on a uniform and consistent basis.

     6.5.   Allocation to Participants' Accounts.  (a)  Company
            ------------------------------------
Matching Contributions shall be allocated to the Accounts of Participants as of the end of each Processing Period in accordance with the contribution rate in effect for the Plan Year in which such Processing Period falls. Thus, if the contribution rate for a Plan Year is .3500, each Participant shall have allocated to such Participant's Account from the Company Matching Contributions for any Processing Period of such Plan Year an amount equal to thirty-five percent of such Participant's matched Personal Contributions actually withheld during such Processing Period.

            (b) Supplemental Contributions shall be allocated to the Accounts of Participants as of the end of each Plan Year in accordance with the ratio that the sum of the individual Participant's Company Matching Contributions allocated (and not then forfeited) for such Plan Year bears to the total Company Matching Contributions allocated (and not then forfeited) for such Plan Year. In order to receive a Supplemental Contribution allocation for a Plan Year, a Participant (or the Participant's Beneficiary) must have an existing Account balance in the Plan as of the last day of such Plan Year. Notwithstanding anything to the contrary in this Plan, no Supplemental Contribution shall be allocated to the Account of an alternate payee under a qualified domestic relations order (as described in Section 414(p) of the Code) unless otherwise specifically required under such order.

                                ARTICLE VII

                        PROCEDURES AND LIMITATIONS
                 ON PERSONAL CONTRIBUTIONS AND ELECTIONS
                 ---------------------------------------

     7.1.   Election Procedures.  (a)  An election to make
            -------------------
Personal Contributions must be delivered to the Employee Stock Plans Department at such time prior to the effective date of the election as the Committee may determine. A Participant may change the rate or type of Personal Contributions, or cease making Personal Contributions altogether, by delivering such an instruction to the Employee Stock Plans Department prior to the effective date of such change. A direction concerning rate and type of Personal Contributions shall continue in effect until changed in the manner provided above.

            (b) All elections concerning rate and type of Personal Contributions shall be implemented after the election is delivered to the Employee Stock Plans Department on so much advance notice as may be required by the Committee, but shall always become effective as of the first paycheck dated in a month.

            (c) All elections concerning rate and type of Personal Contributions must be made in accordance with all applicable rules and procedures adopted by the Committee.

     7.2.   Special Dollar Limitation On Before-Tax Contribu-
            -------------------------------------------------
tions.  (a)  A Participant's total Before-Tax Contributions
-----
(Matched and Unmatched) for any calendar year shall not exceed the amount in effect under Section 402(g) of the Code for such calendar year ($9,500 for 1996). If such limit would be exceeded under a Participant's deferral election as in effect at any time (whether because of a mid-year Base Pay increase or otherwise), the Participant's contribution rate for Before-Tax Contributions shall automatically be reduced by the Plan before the end of the calendar year so that such limit is not exceeded. In addition, the Committee may make such projections and adopt such procedures as it shall deem advisable to insure satisfaction of this limit at the end of the Plan Year. Payroll deductions shall be adjusted as necessary to comply with this paragraph.

            (b)  If the Committee is notified, pursuant to
Section 402(g)(2) of the Code and prior to April 15, that a Participant has made deferrals in the immediately preceding calendar year under two or more qualified plans which, in the aggregate, would exceed the limitations of subsection (a), a portion of such excess deferrals, as directed by the Participant, shall be handled in accordance with subsection (c) of this Section.

            (c) If, notwithstanding the provisions of this Section, it is determined that a Participant's Before-Tax Contributions in fact exceeded the limit set out in subsection
(a), by administrative error or otherwise, or if the Participant so directs under subsection (b), the amount of Before-Tax Contributions actually made for the calendar year in excess of the permitted amount, plus applicable earnings or less applicable loss, may be refunded to the Participant. Any refund under this paragraph shall be made after the excess deferral was received by the Plan but, if feasible, on or before the April 15th following the end of the calendar year in which the excess deferral occurred. Earnings attributable to an excess deferral hereunder shall be computed under a method selected by the Committee and permitted under applicable Treasury Regulations. Any excess deferral otherwise distributable hereunder shall be reduced by the amount of any excess Before-Tax Contributions distributed under
Section 7.3 prior to the distribution hereunder and made with respect to the Plan Year commencing within such calendar year. Refunds under this Section shall be apportioned first to Before-Tax Unmatched Contributions, including earnings, and then to Before-Tax Matched Contributions, including earnings.

            (d) A refund under this Section shall not subject a Participant to any suspension penalty.

     7.3.   Required Adjustment of Before-Tax Personal
            ------------------------------------------
Contributions.  Inasmuch as applicable federal law and regulations
-------------
establish certain limitations on amounts which may be excluded from income by certain Employees, each election to make Before-Tax Contributions shall be subject to automatic adjustment in accordance with the rules set forth in this Section. This Section shall be administered in a manner consistent with Sections 401(k) and 401(m) of the Code and applicable Treasury Regulations.

            (a) When the Plan Year has ended, the Committee shall determine the actual Before-Tax Contribution rates for two groups of Eligible Employees consisting of (i) individuals who are Highly Compensated Employees, and (ii) individuals who are Non-Highly Compensated Employees. The actual Before-Tax Contribution rate for each of these groups is the average of the ratios for such Plan Year, calculated separately to the nearest one-hundredth of one percent for each Eligible Employee in the group, of (x) the amount of Before-Tax Contributions for such person, to
(y) such person's Taxable Compensation.

            (b) One of the following tests shall be satisfied each Plan Year: (i) the actual Before-Tax Contribution rate for the Highly Compensated group shall not exceed one and one-quarter times the rate of the Non-Highly Compensated group; or (ii) the rate of the Highly Compensated group shall be neither more than two percentage points higher than, nor more than two times, the rate of the Non-Highly Compensated group. If neither of these tests is met, the excess Before-Tax Contributions of each affected Participant in the Highly Compensated group shall be refunded to the Participant, with income attributable thereto, within twelve months after the close of the Plan Year in which such excess Before-Tax Contributions were made. In making refunds hereunder, unmatched contributions shall be completely refunded before any matched contribution is refunded. Income attributable to such refunded contributions shall be determined in accordance with a method selected by the Committee and permitted under applicable Treasury Regulations. A refund under this Section shall not subject a Participant to any suspension penalty.

            (c) The Committee may adopt such procedures as it deems appropriate for making interim projections under Sections 7.3(a) and (b) and may make such adjustments and recharacteri-zations of Personal Contributions as and when it deems necessary or appropriate, in its sole judgment, to insure satisfaction of the test at the end of the Plan Year and to minimize or prevent refunds. The Committee may also impose separate limits on Before-Tax Contributions of Highly Compensated Employees.

            (d) In determining whether the contributions to this Plan satisfy the test set forth in Section 7.3(b), the Committee may, at its option and if permitted by law, aggregate pertinent data from this Plan and any other plan maintained by any of the Employing Companies which contains provisions intended to be qualified under Section 401(k) of the Code.

            (e) The determination of the amount of excess Before-Tax Contributions for each Highly Compensated Participant under subsection (b) shall be made by reducing the contribution rates of Highly Compensated Participants in order of highest actual deferral ratios, using the leveling method provided in Treasury Regulations.

            (f) If the test under clause (ii) of Section 7.3(b) is met but not the test under clause (i), this Plan shall not use the alternative test under clause (ii) of Section 7.4(b) in satisfying the test specified therein unless otherwise permitted by applicable Treasury Regulations. If not so permitted, the Committee shall determine whether the alternative test shall be used under Section 7.3(b) or 7.4(b).

            (g) Excess Before-Tax Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by applicable Treasury Regulations.

            (h)  In determining the actual Before-Tax
Contribution rate for any Highly Compensated Employee, (i) salary deferral contributions under each plan maintained by an Employing Company shall be aggregated, and (ii) the Before-Tax Contributions and Taxable Compensation of certain family members shall be taken into account as provided in Section 2.25(g).

     7.4.   Required Adjustment of After-Tax and Company Matching
            -----------------------------------------------------
Contributions.  Inasmuch as applicable Federal law and regulations
-------------
establish certain limitations on amounts which may be contributed to this Plan, each election to make After-Tax Contributions shall be subject to automatic adjustment in accordance with the rules set forth in this Section. This Section shall be administered in a manner consistent with Sections 401(k) and 401(m) of the Code and applicable Treasury Regulations.

            (a) When the Plan Year has ended, the Committee shall determine the actual After-Tax Contribution rates for two groups of Eligible Employees consisting of (i) individuals who are Highly-Compensated Employees, and (ii) individuals who are Non-Highly Compensated Employees. The actual After-Tax Contribution rates for each of these groups is the average of the ratios for such Plan Year, calculated separately to the nearest one-hundredth of one percent for each Eligible Employee in the group, of (x) the amount of After-Tax, Company Matching and Supplemental Contributions for such person, to (y) such person's Taxable Compensation.

            (b) One of the following tests shall be satisfied for each Plan Year: (i) the actual After-Tax Contribution rate for the Highly Compensated group shall not exceed one and one-quarter times the rate of the Non-Highly Compensated group; or
(ii) the rate of the Highly Compensated Group shall be neither more than two percentage points higher than, nor more than two times, the rate of the Non-Highly Compensated Group.

            (c) If the actual After-Tax Contribution rate for the Highly Compensated group should exceed the limits in the preceding subsection, then excess After-Tax Contributions and income attributable thereto shall be refunded as set out in this Section. For purposes hereof, excess After-Tax Contributions shall mean the excess of (i) the aggregate amount of the After-Tax, Company Matching and Supplemental Contributions of Highly-Compensated Employees made for the Plan Year, over (ii) the maximum amount of such contributions permitted under subsection
(b). Such excess contributions shall be refunded on the basis of the respective portions of such amount attributable to each such Participant, in accordance with the following:

                 (aa)  First, such Participant's After-Tax
     Unmatched Contributions will be refunded.

                 (bb)  Next, After-Tax Matched Contributions
     shall be refunded.

     Income attributable to excess After-Tax Contributions to be refunded shall be computed under a method selected by the Committee and permitted under applicable Treasury Regulations.

            (d)  All refunds of excess contributions and
applicable earnings under this Section shall be completed not later than the close of the Plan Year following the Plan Year in which the excess contributions were made.

            (e) The Committee may adopt such procedures as it deems appropriate for making interim projections under Sections 7.4(a) and (b) and may make such adjustments and recharacteri-zations of Personal Contributions as and when it deems necessary or appropriate, in its sole judgment, to insure satisfaction of the test at the end of the Plan Year and to minimize or prevent refunds. The Committee may also impose separate limits on After-Tax Contributions of Highly Compensated employees.

            (f)  The determination of the amount of excess After-
Tax Contributions shall be made after excess Before-Tax
Contributions under Section 7.3 have been determined.

            (g) The determination of the amount of excess After-Tax Contributions for each Highly Compensated Participant under subsection (c) shall be made by reducing the contribution rates of the Highly Compensated Participants in order of highest actual contribution percentages, using the leveling method provided in Treasury Regulations.

            (h) If the test under clause (ii) of Section 7.4(b) is met but not the test under clause (i), this Plan shall not use the alternative test under clause (ii) of Section 7.3(b) in satisfying the test specified therein unless otherwise permitted by applicable Treasury Regulations. If not so permitted, the Committee shall determine whether the alternative test shall be used under Section 7.3(b) or 7.4(b).

            (i) In determining whether the contributions to this Plan satisfy the test set forth in Section 7.4(b), the Committee may, at its option and if permitted by law, aggregate pertinent data from this Plan and any other plan maintained by any of the Employing Companies which contains provisions intended to be qualified under Section 401(m) of the Code.

            (j) In determining the actual After-Tax Contribution rate for any Highly Compensated Employee, the After-Tax Company Matching and Supplemental Contributions, and the Taxable Compensation, of certain family members shall be taken into account as provided in Section 2.25(g). Excess After-Tax Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by applicable Treasury Regulations.

     7.5.   Suspension and Reinstatement of Matched Personal
            ------------------------------------------------
Contributions After Withdrawal.  (a) A Participant who has made a
------------------------------
withdrawal pursuant to Article XIII and is thereby prevented from making any Personal Contributions to this Plan for six months shall, upon the expiration of such period, be eligible to resume making Personal Contributions upon delivering appropriate instructions in accordance with Section 7.1.

            (b) A Participant who has made a withdrawal pursuant to Section 14.1 and is thereby prevented from making any Personal Contributions to this Plan for twelve months shall, upon the expiration of such period, be eligible to resume making Personal Contributions upon delivering appropriate instructions in accordance with Section 7.1.

     7.6.   Payroll Deductions.  All Personal Contributions from
            ------------------
Participants shall be made by way of payroll deductions. A Participant's election made in accordance with Section 7.1 shall constitute full authority to the Participating Employer to deduct the percentage of Base Pay indicated by the Participant. Personal Contributions so deducted shall be transmitted to the Trustee no less frequently than monthly, in cash or, in the case of contri-butions to be invested in the Company Stock Fund, either in cash or in Shares (from authorized but unissued Shares or out of Shares held in the Company's treasury), or a combination of both. If contributions are transmitted in Shares, such shares shall be valued at the Closing Price on the date of delivery.

                               ARTICLE VIII

                                ESOP LOANS
                                ----------

     8.1.   Terms of ESOP Loan.  The Trustee will be specifically
            ------------------
empowered to borrow funds (including a borrowing from the Company or any other of the Employing Companies) to acquire Shares or repay a prior ESOP Loan, subject to the conditions set forth in this Section 8.1. The terms of each ESOP Loan must, at the time the loan is made, be at least as favorable to the Trust as the terms of a comparable loan resulting from arm's length negotiations between independent parties. Each ESOP Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall be without recourse against the Trust or the Participants' Accounts, except that an ESOP Loan may be guaranteed by the Company and may be secured by a pledge of the Shares acquired with the proceeds of the ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced). No other Trust assets may be pledged as collateral for an ESOP Loan, and no lender shall have recourse against Trust assets other than (a) collateral given for the ESOP Loan, (b) amounts held under the ESOP Loan Payment Accumulation Account (other than Company Matching or Supplemental Contributions of Shares), and (c) earnings attributable to such collateral. An ESOP Loan shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default plus any applicable prepayment or similar penalties or premiums. If the lender is a disqualified person within the meaning of Code Section 4975(e)(2), the ESOP Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the ESOP loan. Payments of principal and/or interest on any ESOP Loan shall be made by the Trustee in accordance with Section 8.7. The Committee shall direct the Trustee to enter into any loan transaction approved by the Board and conforming with the provisions hereof.

     8.2.   Acquisition of Shares with proceeds of ESOP Loan.
            ------------------------------------------------
The ESOP Loan proceeds shall be used by the Trustee within a reasonable time after receipt to acquire Shares or to repay a prior ESOP Loan. In acquiring Shares, the Trustee shall take all appropriate and necessary measures to ensure that the Trust pays no more than "adequate consideration" (within the meaning of Section 3(18) of ERISA) for such securities. All Shares acquired with the proceeds of an ESOP Loan shall be placed in an ESOP Loan Suspense Account established by the Trustee pursuant to Section 10.10(a). To the extent required for the purpose of pledging such Shares as collateral for the ESOP Loan, the Shares held as collateral in the ESOP Loan Suspense Account may be physically segregated from other Trust assets. Any pledge of Shares must provide for the release of Shares not later than as payments on the ESOP Loan are made by the Trustee and for Shares so released to be transferred as appropriate for allocation to Participants' Accounts pursuant to Sections 8.4 and 8.6 and regulations promulgated under ERISA and the Code.

     8.3.   Shares to be Unrestricted.  No Shares acquired with
            -------------------------
the proceeds of an ESOP Loan shall be subject to any put, call or other option or any buy-sell or similar agreement while held by or when distributed from the Trust, whether or not the Plan constitutes an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.

     8.4.   Release from ESOP Loan Suspense Account.  Each year a
            ---------------------------------------
number of Shares shall be released from the ESOP Loan Suspense Account. Such number shall be determined as follows: the number of Shares held in the ESOP Loan Suspense Account at the beginning of the applicable Plan Year shall be multiplied by a fraction, the numerator of which shall be the amount of principal and interest due under the loan amortization payment schedule for the current Plan Year, and the denominator shall be the numerator plus the principal and interest to be paid on the loan amorti-zation payment schedule for all future Plan Years. Unless otherwise determined by the Committee, a substantially equal number of Shares shall be released from the ESOP Loan Suspense Account for each calendar quarter during the Plan Year. Such Shares shall be deemed acquired by the Company Stock Fund at the Closing Price on the last trading day prior to the date of release or such other date as may be determined by the Committee for this purpose, and Company Stock Fund units representing the Participant's interest in such released Shares shall be allocated to the accounts of Participants in substitution for Company Stock Fund units otherwise required to be allocated. In connection with such releases, it is intended that the Trustee will transfer funds to the ESOP Loan Payment Accumulation Account for each month equal to the total value of Shares released from the ESOP Loan Suspense Account for such month. Such transferred funds shall represent Company Contributions, Personal Contributions and dividends that are required to be invested in the Company Stock Fund and allo-cated to the Accounts of Participants.

     8.5.   Use of Company and Personal Contributions for ESOP
            --------------------------------------------------
Loan Payments.  In order to accumulate the necessary funds for
-------------
ESOP loan repayment, all Company and Personal Before-Tax Contributions to this Plan which are to be invested in the Company Stock Fund shall be available for ESOP loan repayment. It is intended that Company Contributions under Section 6.1, Company Matching Contributions and Personal Before-Tax Contributions, together with earnings thereon, shall be applied to ESOP loan repayment as provided under Section 8.7.

     8.6.   Use of Dividends for ESOP Loan Payments.  In the
            ---------------------------------------
event a dividend on Company stock is paid and an ESOP loan is outstanding, such dividend shall, except where directed otherwise by the Committee, be applied to ESOP loan repayment. It is intended that dividends on Company stock be deemed applied to ESOP loan repayment to the extent that such dividends, if so applied, would be tax deductible to the Company under Section 404(k) of the Code, and that the Committee will direct that dividends be applied to purposes other than ESOP loan repayment only where such a tax deduction would not be available. In any case in which dividends on Shares held in the Company Stock Fund are applied for ESOP Loan repayment, Shares ("Dividend Replacement Shares") with a fair market value equal to such dividends shall be substituted for such dividends. For this purpose, fair market value of Unallocated Shares released from the ESOP Loan Suspense Account shall be the Closing Price on the last trading day prior to the date of release or such other date as may be determined by the Committee for this purpose, and for other Dividend Replacement Shares, shall be the replacement cost to the Trust. Dividend Replacement Shares shall be applied to increase the value of Company Stock Fund units.

     8.7.   ESOP Loan Payments.  The Trustee shall, from time to
            ------------------
time, transfer sufficient funds to the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account to provide funds for ESOP Loan payments required for the Plan Year. Such transfers (including the transfers described in Section 8.4) and the corresponding ESOP loan payments, shall be treated as derived from the following sources in the following order to the extent of assets available from such sources at the time of transfer:

            (a) First, if directed by the Committee, proceeds from the sale, exchange, or disposition of Shares or other assets held in the ESOP Loan Suspense Account and earnings thereon;

            (b) Second, from dividends on Shares in accordance with Section 8.6 and, to the extent permitted under applicable law, earnings thereon;

            (c)  Third, from Company Contributions under Section
6.1(d) and earnings thereon;

            (d) Fourth, from Company Matching Contributions and earnings thereon;

            (e) Fifth, from Supplemental Contributions and earnings thereon; and

            (f) Sixth, from Before-Tax Personal Contributions made by Participants and earnings thereon.

     This provision shall not be construed to preclude the transfer of funds out of the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account for other Plan purposes, provided that no such transfer shall alter the order of priority established by this provision. Further, any funds remaining in the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account at the end of the Plan Year and not applied to ESOP loan repayment shall be used as otherwise provided in this Plan.

                                ARTICLE IX
                        INVESTMENT OF CONTRIBUTIONS
                        ---------------------------

     9.1.   Investment of Company Matching and Supplemental
            -----------------------------------------------
Contributions.  All Company Matching and Supplemental
-------------
Contributions shall be invested in the Company Stock Fund at all times except to the extent that any of such contributions are held by the Trustee in the ESOP Loan Payment Accumulation Account or
ESOP Loan Suspense Account.

     9.2.   Investment of the Matched Contributions Part of an
            --------------------------------------------------
Account.  At least one-half of a Participant's matched Personal
-------
Contributions for each Plan Year shall be invested in the Company Stock Fund. The remaining one-half shall be invested, as the Participant may direct, in 1% increments in any Investment Fund other than the Earthgrains Stock Fund. Except as provided in
Section 9.6, all Company Stock Fund units required under this Section to be purchased for any Plan Year with a Participant's matched Personal Contributions must be held in the Company Stock Fund for at least one full Plan Year beginning after the date of contribution and thereafter the Participant shall be permitted to direct the investment of such units and all earnings thereon, in 1% increments, in any Investment Fund other than the Earthgrains Stock Fund.

     9.3.   Investment of the Unmatched Contributions Part of an
            ----------------------------------------------------
Account.  A Participant's unmatched Personal Contributions shall
-------
be invested, as the Participant may direct in 1% increments, in any Investment Fund other than the Earthgrains Stock Fund.

     9.4.   A Participant's Investment Direction for Current
            ------------------------------------------------
Contributions.  In connection with an initial election to
-------------
participate in the Plan, each Participant shall indicate how current contributions credited to such Participant's Account which are subject to the Participant's investment direction are to be invested. A Participant may change investment direction, but not more than once in any Processing Period by delivering such instructions to the Employee Stock Plans Department at the time and in the manner prescribed by the Committee. Any change in investment direction for current contributions shall be effective as of the first day of a Processing Period.

     9.5.   A Participant's Investment Direction for Accumulated
            ----------------------------------------------------
Account Balances.  (a)  Either with or without changing investment
----------------
direction for contributions to be credited thereafter, a Partici-pant may, by delivery of instructions to the Employee Stock Plans

Department at the time and in the manner prescribed by the Committee, direct that the accumulated balance in the Personal Contributions portion of the Participant's Account be transferred pursuant to Section 10.4 between or among available Investment Funds (other than transfers into the Earthgrains Stock Fund), in 1% increments, provided that all Company Stock Fund units required under Section 9.2 to be purchased for any Plan Year with a Participant's matched Personal Contributions must remain invested in the Company Stock Fund for at least one full Plan Year beginning after the date of contribution. Except as provided in
Section 9.6 below, no investment direction may be given under this subsection more frequently than once in any Processing Period, effective October 17, 1995.

            (b) The Participant's Account as of the end of the Processing Period in which the change of investment is intended to become effective shall be controlling for purposes of implementing the change order. Any change of investment of the accumulated balance in a Participant's Account shall be effective as of the end of a Processing Period.

     9.6.   Special Diversification After Attainment of Age 55.
            --------------------------------------------------
Each Participant shall be permitted, during the 90-day period following the close of each Plan Year occurring after attainment of age 55, to diversify the investment of all Company Stock Fund units in the Participant's Account, other than those attributable to Company Matching and Supplemental Contributions, by directing the transfer thereof, in 1% increments, into any other fund estab-lished for investments under this Plan. The right to transfer investments hereunder shall be in addition to any other investment or transfer right under this Plan. A request hereunder shall be submitted, on forms provided by the Committee, within such 90-day period and shall be effective June 30 of the following Plan Year.

     9.7.   The Company Stock Fund.  Except for interim
            ----------------------
investments of the type permitted by the Short-Term Fixed Income Fund pending investment in Shares, and for amounts held to meet contemplated payments, the Company Stock Fund shall be invested by the Trustee only in Shares; provided, the Trustee may receive and retain in such Company Stock Fund any warrant, right, option or similar instrument which gives the holder the right to acquire any Shares under any circumstances, distributed on or in respect of any Shares held in such Company Stock Fund (and shall sell any other instrument or property so received which does not give the holder the right to acquire Shares). Cash contributions to the Company Stock Fund and any proceeds from any Shares held therein which were tendered or exchanged in a tender or exchange offer shall be applied by the Trustee to the purchase of Shares or other Qualifying Employer Securities if such securities are available for purchase at a price determined to be appropriate by the Trustee, as soon as reasonably possible after the Trustee's receipt thereof except to the extent such contributions and proceeds are held in cash for purposes of liquidity. Shares may be acquired by the Trustee in any of the following transactions:

            (i) purchases from the Company or otherwise, at a price not greater than the Closing Price on the date of purchase;

            (ii)  purchases on the open market; or

            (iii)  deemed purchases from an ESOP Loan
Suspense Account, at a price not greater than the Closing Price on the last trading day prior to the date of release from the Sus-pense Account or such other date as may be determined by the Committee for this purpose.

     9.8.   The Short-Term Fixed Income Fund.  The Short-Term
            --------------------------------
Fixed Income Fund shall be invested by the Trustee only in the following securities:

            (a) Bonds, bills, notes, certificates and other obligations issued or guaranteed by the United States of America or any instrumentality or agency thereof;

            (b) Interest-bearing savings and deposit accounts, equipment trust certificates, certificates of deposit and similar obligations issued by, or units of participation in any short-term fixed income fund maintained by, any national or state bank, trust company (including the Trustee or any bank affiliated with it), savings and loan association or regulated insurance company; or

            (c) Fixed income debt obligations, such as mortgage bonds, asset backed securities, debentures, notes or commercial paper, issued by any corporation (other than the Company, the Trustee, or any subsidiary or affiliate of either), or certain obligations (in United States currency) of foreign governments.

     All investments of the Short-Term Fixed Income Fund other than United States Government or agency obligations shall be rated A or higher by Moody's Investors Service or another equivalent recognized rating agency. All investments of the Short-Term Fixed Income Fund (other than readily marketable or redeemable units of participation in any fund) shall mature on demand or on a date not later than three years after the date of acquisition thereof. Investments for the Short-Term Fixed Income Fund may be purchased on the open market or otherwise, or by direct subscription with the issuer.

     9.9.   The Medium-Term Fixed Income Fund.  Except for
            ---------------------------------
interim investments of the type permitted by the Short-Term Fixed
Income Fund pending investment, and for amounts held to meet contemplated payments, the Medium-Term Fixed Income Fund shall be invested by the Trustee only in the following securities:

            (a) Bonds, bills, notes, certificates and other obligations issued or guaranteed by the United States of America or any instrumentality or agency thereof;

            (b) Interest-bearing savings and deposit accounts, equipment trust certificates, certificates of deposit and similar obligations issued by, or units of participation in any medium-term fixed income fund or guaranteed interest contracts fund maintained by, any national or state bank, trust company (including the Trustee or any bank affiliated with it), savings and loan association or regulated insurance company;

            (c)  Guaranteed interest contracts issued by
regulated insurance companies; or

            (d) Fixed income debt obligations, such as mortgage bonds, asset backed securities, debentures, notes or commercial paper, issued by any corporation (other than the Company, the Trustee, or any subsidiary or affiliate of either), or certain obligations (in United States currency) of foreign governments.

     All investments of the Medium-Term Fixed Income Fund other than United States Government or agency obligations shall be rated A or higher by Moody's Investors Service or another equivalent recognized rating agency. All investments of the Medium-Term Fixed Income Fund (other than readily marketable or redeemable units of participation in any fund) shall mature not later than ten years after the date of acquisition thereof. Investments for the Medium-Term Fixed Income Fund may be purchased on the open market or otherwise, or by direct subscription with the issuer.

     9.10.  The Equity Index Fund.  Except for interim
            ---------------------
investments of the type permitted by the Short-Term Fixed Income Fund pending investment, and for amounts held to meet contemplated payments, the Equity Index Fund shall be invested only in units of participation in one or more funds, managed by an investment manager selected by the Committee from time to time. The primary objective of such fund(s) shall be the realization of dividends and capital growth closely approximating the results of the group of stocks comprising the Standard & Poor's 500 Composite Index from time to time. Such fund(s) may be a mutual fund, an investment trust or any other type of investment vehicle. During any period of time when the Equity Index Fund is invested through the medium of a common, collective or commingled trust fund which is qualified under the provisions of Section 401(a) of the Code and exempt from income tax under the provisions of Section 501(a) of the Code, the Declaration of Trust of such fund, as theretofore or thereafter amended, may be incorporated by reference into the Trust Agreement of this Plan. The investment manager of the

Equity Index Fund shall have and may exercise all powers and discretions granted by the organizational instruments governing the fund, including, without limitation, the power to eliminate investments which in its judgment involve an unacceptable risk of loss, the power to respond to tender offers as it deems to be in the best interests of the fund, and the power to lend securities of the fund; provided, that any loan of securities shall be pursuant to a written instrument approved by an investment manager which is fully independent of the Trustee and shall be subject to the terms of any prohibited transaction exemption (class or otherwise) issued by the U.S. Department of Labor. As used herein the term "investment manager" means only (a) a party registered as an investment manager under the Investment Advisers Act of 1940,
(b) a bank as defined in such Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of any employee benefit plan subject to ERISA.

     9.11.  The Indexed Balanced Fund.  Except for interim
            -------------------------
investments of the type permitted by the Short-Term Fixed Income Fund pending investment, and for amounts held to meet contemplated payments, the Indexed Balanced Fund shall be invested only in units of participation in two or more funds managed by an invest-ment manager selected by the Committee from time to time. The primary objective of such funds shall be to achieve a total return which approximates the performance of a 50/50 mix of stocks and bonds, as reflected in the Standard & Poor's 500 Composite Index and the Lehman Brothers Government Corporate Bond Index, respectively. During any period of time when the Indexed Balanced Fund is invested through the medium of a common, collective or commingled trust fund which is qualified under the provisions of
Section 401(a) of the Code and exempt from income tax under the provisions of Section 501(a) of the Code, the Declaration of Trust of such fund, as theretofore or thereafter amended, may be incorporated by reference into the Trust Agreement of this Plan. The investment manager of the Indexed Balanced Fund shall have and may exercise all powers and discretions granted by the organizational instruments governing the fund, including, without limitation, the power to eliminate investments which in its judgment involve an unacceptable risk of loss, the power to respond to tender offers as it deems to be in the best interests of the fund, and the power to lend securities of the fund; provided, that any loan of securities shall be pursuant to a written instrument approved by an investment manager which is fully independent of the Trustee and shall be subject to the terms of any prohibited transaction exemption (class or otherwise) issued by the U.S. Department of Labor. As used herein, the term "investment manager" means only (a) a party registered as an investment manager under the Investment Advisers Act of 1940, (b) a bank as defined in such Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of any employee benefit plan subject to ERISA.

     9.12.  The Managed Balanced Fund.  Except for interim
            -------------------------
investments of the type permitted by the Short-Term Fixed Income Fund pending investment, and for amounts held to meet contemplated payments, the Managed Balanced Fund shall be invested only in units of participation in two or more funds, managed by an investment manager selected by the Committee from time to time. The primary objective of such funds shall be to achieve higher returns than a 60/40 mix of the Standard & Poor's 500 Composite Index and the Lehman Brothers Government Corporate Bond Index, respectively. During any period of time when the Managed Balanced Fund is invested through the medium of a common, collective or commingled trust fund which is qualified under the provisions of
Section 401(a) of the Code and exempt from income tax under the provisions of Section 501(a) of the Code, the Declaration of Trust of such fund, as theretofore or thereafter amended, may be incorporated by reference into the Trust Agreement of this Plan. The investment manager of the Managed Balanced Fund shall have and may exercise all powers and discretions granted by the organizational instruments governing the fund including, without limitation, the power to eliminate investments which in its judgment involve an unacceptable risk of loss, the power to respond to tender offers as it deems to be in the best interests of the fund, and the power to lend securities of the fund; provided, that any loan of securities shall be pursuant to a written instrument approved by an investment manager which is fully independent of the Trustee and shall be subject to the terms of any prohibited transaction exemption (class or otherwise) issued by the U.S. Department of Labor. As used herein, the term "investment manager" means only (a) a party registered as an investment manager under the Investment Advisers Act of 1940, (b) a bank as defined in such Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of any employee benefit plan subject to ERISA.

     9.13.  The Earthgrains Stock Fund.  Except for amounts held
            --------------------------
to meet contemplated payments, the Earthgrains Stock Fund shall be invested by the Trustee only in shares of common stock of The Earthgrains Company. Neither cash contributions nor transfers from any Investment Fund shall be permitted to be made to the Earthgrains Stock Fund.

     9.14.  Earnings, etc. Except as provided in Section 8.6,
            -------------
dividends, interest and other cash distributions received by the Trustee in respect of any Investment Fund shall be reinvested in the same Investment Fund. If the Company so directs, the Trustee shall purchase from the Company (from authorized but unissued Shares or out of Shares held in the Company's treasury) all or some of the Shares which are to be purchased with cash dividends received on Shares held in the Fund, and in any such case, the purchase price per Share payable by the Trustee shall be the Closing Price on the date of purchase. Alternatively, the Trustee may obtain Shares from other sources, including Shares released from the ESOP Loan Suspense Account.

     9.15.  Reports to Participants.  The Committee shall furnish
            -----------------------
each Participant, at least semi-annually, a statement of the Participant's Account showing, at a minimum, the market value thereof as of the end of such period, the portions invested in each Investment Fund, and the portions thereof which are vested and unvested. Notwithstanding the foregoing, the Committee need not furnish a statement of account to an individual who has separated from the service of the Employing Companies unless such individual so requests.

     9.16.  Voting of Shares.  (a)  Each Participant (or, if
            ----------------
deceased, the Participant's Beneficiary), as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be entitled to vote, at any meeting of shareholders of the Company, all of the full and fractional Share Equivalents credited to the Participant's Account in the Plan, as shown on the records of the Plan as of the most recent valuation date for which information is available prior to the record date for determining shareholders entitled to vote at such meeting. To enable them to do so, and to be fully informed of all matters on which they are entitled to vote, arrangements have been made for the Company or the Committee promptly to deliver or cause to be delivered to each Participant (or Beneficiary) who is entitled to vote any Share Equivalents a copy of all proxy solicitation materials, before each annual or special meeting of shareholders of the Company, together with a form requesting confidential instructions on how the Shares which such Participant is entitled to vote are to be voted at such meeting.

            (b) Each Participant (or Beneficiary) entitled to vote on any matter presented for a vote by the stockholders and who provides timely instructions to the Trustee hereunder shall also be considered to have voted, as a named fiduciary, in proportion to the vote of such Participant's (or Beneficiary's) Share Equivalents, a pro rata portion of the votes attributable to the aggregate number of (i) any Share Equivalents as to which voting instructions have not been timely received from Partici-pants (or Beneficiaries), and (ii) all Unallocated Shares. Such pro rata portion shall be equal to the aggregate number of votes attributable to Shares and Share Equivalents described in clauses
(i)-(ii) of the preceding sentence multiplied by a fraction, the numerator of which is the number of votes attributable to Share Equivalents for such Participant (or Beneficiary) and the denomi-nator of which is the total number of votes attributable to Share

Equivalents of all Participants (and Beneficiaries) who have provided timely instructions to the Trustee under this Section.

            (c) For purposes of this Section, the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide voting instructions to the Trustee at least three business days before the shareholders' meeting. Voting instructions from individual Participants (or Beneficiaries) shall be held by the Trustee in strictest confidence and neither the name of, nor the voting instructions given by, any individual Participant (or Beneficiary) who chooses to give voting instructions shall be divulged by the Trustee to any of the Employing Companies or to any director, officer or employee thereof, or to the Committee; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to an independent recordkeeper, auditor or other person providing services to the Plan if such person agrees not to divulge such directions to any other person, including employees, officers and directors of the Company or its affiliates.

     9.17.  Tendering of Shares and Rights.  (a) Each Participant
            ------------------------------
(or, if deceased, the Participant's Beneficiary), as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be entitled, to the extent of full and fractional Share Equivalents credited to the Participant's (or Beneficiary's) Account in the Plan, as shown on the records of the Plan as of the most recent valuation date for which information is available, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer, including but not limited to a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, with respect to Shares, related rights, or both, and the Trustee shall respond in accordance with the instructions so received. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions on whether or not such Shares or rights will be tendered or exchanged.

            (b) Each Participant (or Beneficiary) who has Share Equivalents shall also be considered to have directed the Trustee, as a named fiduciary, in proportion to the direction given or deemed to have been given with respect to such Participant's (or Beneficiary's) Share Equivalents, as to the sale, exchange or transfer of a pro rata portion of the aggregate number of (i) Share Equivalents to which directions have not been timely received from Participants (or Beneficiaries) and (ii) all Unallocated Shares. Such pro rata portion shall be equal to the Shares and Share Equivalents described in clauses (i)-(ii) of the preceding sentence multiplied by a fraction, the numerator of which is the number of Share Equivalents of such Participant (or Beneficiary) and the denominator of which is the total number of Share Equivalents of all Participants (or Beneficiaries).

            (c) For purposes of this Section, the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide instructions to the Trustee by the date established by the Trustee and calculated to provide sufficient time to compile instructions and a timely response to the tender or exchange offer. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Participant (or Beneficiary) shall be deemed to have directed the Trustee not to tender or exchange such Participant's (or Beneficiary's) Share Equivalents and the Trustee shall not tender or exchange such Share Equivalents with respect to which such Participant (or Beneficiary) has the right of direction. The instructions received by the Trustee from individual Participants shall be held in the strictest confidence and neither the name of, nor the instructions given by, any individual Participant (or Beneficiary) who chooses to give instructions shall be divulged by the Trustee to any of the Employing Companies or to any director, officer or employee thereof, or to the Committee; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to an independent recordkeeper, auditor or other person providing services to the Plan if such person agrees not to divulge such directions to any other person, including employees, officers and directors of the Company or its affiliates.

     9.18.  Plan Mergers.  In the event that this Plan is a party
            ------------
to a merger with or accepts a transfer of assets from any other qualified employee benefit plan, the Committee shall be authorized to waive any of the investment restrictions of Section 9.1, 9.2 or
9.5 with respect to existing balances in any employee account which is transferred to this Plan in connection with such merger, if in the Committee's absolute discretion such waiver is appropriate under the circumstances.

                                 ARTICLE X

                   MAINTENANCE AND VALUATION OF ACCOUNTS
                   -------------------------------------

     10.l.  Separate Accounts.  The Committee shall establish a
            -----------------
separate Account for each Participant, which shall be a record of all contributions made by or for such Participant, by source and type, and all investments thereof, separately accounted for with respect to each part of such Account and each Investment Fund.
The fact that allocations shall be made and credited to individual Accounts shall not give the Participant any vested or other right in or to the assets of the Fund except as expressly provided by this
Plan.

     10.2.  Company Stock Fund Portion.  The number of units to
            --------------------------
be credited to each part of a Participant's Account which has been invested in the Company Stock Fund shall be determined as follows:

            (a) Such part shall be credited as of the end of each Processing Period with a number of units (including fraction-al units to the fourth decimal place) determined by dividing

            (i) the sum of the contributions made (directly or indirectly through, for example, release of Unallocated Shares from the ESOP Loan Suspense Account) to such part for such Participant (regardless of type or source) which were applied toward the acquisition of units for that Processing Period, by

            (ii) the fair market value of each unit as of the end of the Processing Period.

            (b) Such part shall be debited as of the end of each Processing Period with the number of units distributed or sold from the part as of the end of such Processing Period (even though the distribution or sale might not be completed until some subsequent date).

            (c) Except as provided in Section 8.6, dividends and other cash distributions received on Shares held in the Company
Stock Fund shall be reinvested in the Company Stock Fund.

     10.3.  Other Investment Fund Portions.  The Committee may
            ------------------------------
adopt any method of accounting it believes appropriate (unit, dollar or otherwise) for each of the other Investment Funds. As of the end of each Processing Period, there shall be credited to each Participant's Account additional units or interests, as appropriate, of each Investment Fund in which the Participant's Account is invested, as determined by dividing the contributions to each such Investment Fund for such Processing Period by the value of a unit or interest therein as of the end of the prior or current Processing Period as determined by the Committee on a uniform and consistent basis. In making valuations of the Investment Funds, the Trustee shall be entitled to accept the most recent valuations received from their managers.

     10.4.  Transfers Between Funds.  All transfers of
            -----------------------
investments between Investment Funds to comply with a Participant's investment direction or to comply with Section 12.8 shall be deemed a sale of the assets which must be disposed of, and a purchase of the assets which must be purchased, to effect such transfer. In the case of a sale or purchase of interests in an Investment Fund, such interests shall be valued at the end of the Processing Period for which such deemed sale or purchase occurs.

     10.5.  Valuation of the Fund.  As soon as practicable after
            ---------------------
the end of each Processing Period the Trustee shall determine, in accordance with generally accepted valuation methods and practices, the fair market value of the assets then constituting the Fund (giving effect to income, expenses and realized and unrealized gains and losses experienced during such Processing Period), separately valuing each Investment Fund, as of the end of such Processing Period (such determination being called a "valua-tion"), and shall separately adjust the value of each Investment Fund's portion of all existing Accounts in the ratio that the balance of each such portion of each such Account bears to the total of the combined balances of such portions of all Accounts. In making its valuations of the Fund, the Trustee shall have the absolute right to rely on the valuations of units of participation in any Investment Fund, or the underlying investments of any Investment Fund, furnished by the fund manager.

     10.6.  Effect of Valuations.  The Trustee's valuations of
            --------------------
the Fund or any portion thereof in accordance with the foregoing, and its determination of the value of the Participants' Accounts based thereon, shall be conclusive and binding upon the Company, all other Participating Employers, the Committee, and all Participants and their respective Beneficiaries.

     10.7.  No Liability for Fluctuations in Value.  The benefits
            --------------------------------------
provided by this Plan shall be payable solely from the Fund. Each Participant and all persons who may derive rights under this Plan through or from a Participant are hereby charged with actual notice that all Accounts will increase or decrease in value from time to time as the assets of the Fund fluctuate in value. The fact that a particular amount was credited to a Participant's Account at some time is no assurance that such amount will ultimately be distributable hereunder and neither the Company, any Participating Employer, the Committee, the Trustee, nor any fund manager, guarantees in any way that the amount ultimately distributable to or on behalf of any Participant will be equal to any amount at any time credited to such Participant's Account. Each Participant, by electing to participate in this Plan, assumes the risk of possible declines in the market value of the Participant's Account.

     10.8.  Adjustments to Accounts.  If an adjustment to any
            -----------------------
Participant's Account is required to correct any error (such as an incorrect payroll deduction or an incorrect allocation of any contribution), or for any other reason (such as a delay in the start of payroll deductions), such adjustment shall be made as soon as administratively feasible after the Committee first learns of the circumstances which require adjustment. Any such adjustment shall be made in accordance with the Plan characteris-tics (including, but not limited to, the price of Shares and units) in effect during the Processing Period in which the adjust-ment is posted to the Participant's Account, except that adjust-ments of Company Matching Contributions shall be at the rate(s) in effect during the Processing Period(s) in which the error oc-curred. No adjustment shall be made for any interest, dividend or other gain or loss not realized because of a delay in contri-butions.

     Under extraordinary circumstances as determined by the Committee in its absolute discretion, error adjustments may be made based on Plan characteristics in effect during the Processing Period(s) in which the error(s) occurred or on such other terms as the Committee shall determine. In exercising its discretion under this paragraph, the Committee shall consider such circumstances as it shall deem appropriate, including but not limited to (a) the nature of the error, (b) the ability of the Participant reasonably to detect the error, and (c) the time elapsed between discovery of the error and the reporting of same.

     All necessitated Participant make-up contributions shall be on an after-tax basis and shall be made by way of cashiers check or money order. In no event shall adjustments be made for any period exceeding twelve (12) months prior to the date the Participant notifies a Plan representative of the error.

     10.9.  Ordering of Distributions.  A distribution on
            -------------------------
termination of employment shall take precedence over any other distribution or withdrawal which (but for this provision) would otherwise be made from the Account of a Participant as of the distribution date.

     10.10. Unallocated Accounts.  The Trustee shall establish
            --------------------
and maintain in the Trust the following accounts for purposes of holding and investing amounts not allocated to the individual accounts of Participants:

            (a) An account to be designated the "ESOP Loan Suspense Account" to hold Unallocated Shares acquired with the proceeds of an ESOP Loan until such time as they are released and allocated to the Company Stock Fund in accordance with Section
8.4. If so directed by the Committee, the ESOP Loan Suspense Account may also hold contributions, dividends and related accumulations under the ESOP for application to payment of principal and interest on an ESOP loan in lieu of maintaining an ESOP Loan Payment Accumulation Account as described in (b) below.

            (b) An account to be designated the "ESOP Loan Payment Accumulation Account" to hold and accumulate such funds as are transferred thereto pursuant to Sections 8.4 and 8.7 to make future ESOP Loan amortization payments or for use as provided in
Section 8.7. Pending application of funds to ESOP Loan payment or other Plan purposes, the ESOP Loan Payment Accumulation Account shall be invested in the Short-Term Fixed Income Fund or in a separate but similar fund invested in the manner described in
Section 9.8.

     10.11. Special Valuation of Company Stock in Extraordinary
            ---------------------------------------------------
Circumstances.  Notwithstanding anything in this Plan to the
-------------
contrary, if the Committee determines that the volume of distribu-tions, withdrawals, transfers between Investment Funds, or Participant loans as of the last day of a Processing Period pursuant to other provisions of the Plan requires sales or purchases of Shares at levels greater than can be accommodated in an orderly fashion in a single day on the New York Stock Exchange, the Processing Period shall be extended so that the sales or purchases shall be spread over a period of days and the price shall be established at the end of the period in accordance with procedures adopted by the Committee from time to time.

                                ARTICLE XI

                                  VESTING
                                  -------

     11.1.  Amounts Contributed by the Participant.  The portions
            --------------------------------------
of a Participant's Account which are attributable to the Participant's Personal Contributions, with all earnings thereon, shall be fully vested and non-forfeitable at all times.

     11.2.  Company Matching and Supplemental Contributions.  The
            -----------------------------------------------
portion of a Participant's Account which is attributable to Company Matching and Supplemental Contributions for any Plan Year (including earnings thereon) shall vest and become non-forfeitable when such Participant completes two years of Vesting Service.

     11.3.  Vesting Rules.  (a)  Vesting Service shall be that
            -------------
period of employment with the Employing Companies commencing on an individual's Employment Commencement Date and ending on the individual's Severance from Service Date. In the event that non-successive periods of Vesting Service are restored pursuant to this Section, such periods shall be aggregated into completed twelfths of a year on the basis that thirty days of service equal one twelfth of a year.

            (b) The Employment Commencement Date shall be the date on which an individual first performs an Hour of Service for an Employing Company.

            (c) The Severance from Service Date of an individual shall be the earlier of the date the individual quits, is discharged, retires or dies, or the first anniversary of the date the individual is absent from service for any reason, unless otherwise provided in subsection (d) or (h) of this Section.

            (d) The Vesting Service of an individual shall not be considered severed by an Absence from Service, and, except as otherwise provided above, shall be deemed to include such Absence from Service. An Absence from Service means one of the following:

            (i)  Any approved non-disability leave of
absence not exceeding two years in length; provided, however, that Service shall not include any portion of the leave of absence which is in excess of twelve (12) months unless the individual returns to regular employment within thirty (30) days after expiration of the leave of absence. If the individual fails to return within such period, such individual's Severance from Service Date shall be the earlier of the expiration of the individual's leave of absence or the first anniversary of the date on which the individual's leave of absence began.

            (ii)  Absence for any period while in the
service of the government of the United States under circum-stances such that the individual has re-employment rights granted by Federal law, provided a written application for re-employment is filed within the period after discharge from such government service during which such re-employment rights are guaranteed, failing which such individual's Severance from Service Date shall be the first day of the period during which the individual no longer performs services for the Employing Companies because of such governmental service.

            (iii) A leave of absence because of physical or mental disability up to a maximum of twenty-four (24) months.

            (iv)  Lay-off of up to twelve (12) months.

            (e) Period of Severance shall mean the period of time commencing on an individual's Severance from Service Date and ending on the date on which the individual again performs an Hour of Service.

            (f) If an individual has a Severance from Service by reason of a quit, discharge or retirement and again performs an Hour of Service for an Employing Company within twelve months of the Severance from Service Date, such Period of Severance shall be disregarded and shall constitute Vesting Service.

            (g) If an individual has a Severance from Service by reason of a quit, discharge, or retirement during an absence of twelve months or less for any reason other than a quit, discharge or retirement, and again performs an Hour of Service with an Employing Company within twelve months of the date on which the individual was first absent from Service, such Period of Severance shall be disregarded and shall constitute Vesting Service.

            (h) The Severance from Service Date of an individual who is absent from service beyond the first anniversary of the first date of absence by reason of a maternity or paternity absence described in Section 2.26(b)(viii) is the second anniversary of the first date of absence. The period between the first and second anniversaries of the first date of absence is not a Period of Severance nor a period of Vesting Service unless otherwise provided in subsection (d).

            (i) If a Participant has a Period of Severance and is thereafter re-employed, all years of Vesting Service prior to the Period of Severance shall be taken into account in determining the Participant's vested interest in the Company Matching and Supplemental Contributions portion of the Participant's Account, as accumulated prior to such severance. The foregoing sentence shall not apply to any Participant whose entire account balance is not vested on the Participant's Severance from Service Date and who incurs a Period of Severance exceeding five years. During the period when any unvested amount is being held pending a determination of whether a Period of Severance exceeding five years occurs, the Participant's interest in such amount shall be immediately terminated subject to reinstatement if the Participant is re-employed by an Employing Company prior to incurring a five-year Period of Severance. If the amount does not subsequently vest, it shall be treated as a forfeiture. Any amount reinstated hereunder shall be the fair market value of the forfeited amount on the date of forfeiture, without any interest or other addition thereto for the period prior to reinstatement. Forfeitures shall be applied to reduce the Company's Contributions to this Plan.

            (j) A transferred Participant whose participation has become inactive under Section 3.5 and who continues to be employed by an Employing Company without incurring a Period of Severance shall be credited with Vesting Service for so long as the Participant remains so employed.

     11.4.  Change in Control of the Company.  Notwithstanding
            --------------------------------
the foregoing provisions of this Article XI, in the event of a "Change in Control of the Company" (as defined herein), the nonvested portion of a Participant's Account which is attributable to Company Matching and Supplemental Contributions for any Plan Year or part thereof (including earnings thereon) shall immediately vest and become nonforfeitable. The portion of the Participant's Account which shall vest and become nonforfeitable under this Section shall be determined as of the end of the month during which the Change in Control of the Company occurs. For purposes hereof, a "Change in Control of the Company" shall occur if any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than fifty percent (50%) of the then outstanding voting stock of the Company. This Section shall not apply to any Participant who is not employed by an Employing Company at the time the Change in Control of the Company occurs.

                                ARTICLE XII

                               DISTRIBUTIONS
                               -------------

     12.1.  Distributions Upon Termination of Employment.  A
            --------------------------------------------
Participant who ceases to be an Employee of any Employing Company because of death, total and presumably permanent disability, entry into active duty with any branch of the military services of the United States, or who has been laid off for a period exceeding twelve consecutive months, or who has attained the age of 60 years at the time the Participant ceases to be an Employee, or who has completed two years of Vesting Service or is otherwise vested under the provisions of Article XI, shall receive (or if not then living, the Participant's Beneficiary shall receive), at the time provided in Section 12.2 hereof, in a single distribution, the Participant's entire Account. A cessation of employment with all Employing Companies for any reason or at any time described in the preceding sentence is referred to as a "vested termination." A Participant who ceases to be an Employee of any Employing Company under any other circumstances shall receive (or if the Participant is not living at the time of distribution the Participant's Beneficiary shall receive), at the time provided in Section 12.2 hereof, in a single distribution, the portions of the Participant's Account attributable to Personal Contributions.
Such Participant shall forfeit the portion of the Participant s Account which is attributable to Company Matching and Supplemental Contributions in accordance with Section 11.3(i).

     12.2.  Time and Method of Distribution.  (a)  Except as
            -------------------------------
provided otherwise in this Section, every distribution under
Section 12.1 shall be made as soon as is administratively feasible after, but as of, the end of the Processing Period which ends on or after the date on which the Committee learns that an event requiring distribution has occurred and is advised of the identity or identities, and location(s) of, the party or parties entitled to such distribution. In any event payment of such distribution shall be commenced no later than the 60th day after the close of the Plan Year in which falls the last to occur of the following dates:

            (i) The date on which the Participant attains the age of 65 years;

            (ii) The tenth anniversary of the year in which the Participant first became a Participant in this Plan; or

            (iii) The date on which the Participant ceased to be an Employee.

     Notwithstanding anything to the contrary herein, distributions under this Plan shall commence not later than April 1 following the calendar year in which the Participant attains age 70-1/2.

     Whole numbers of Shares which are to be distributed shall be distributed in kind (subject, however, to transfer taxes), except that amounts required to be distributed under the preceding paragraph after age 70-1/2 may be distributed in cash at the Participant's election. Subject to Section 12.8, the value of all other interests shall be distributed in cash. Interests in the Investment Funds shall be valued as of the end of the Processing Period as of which a distribution is to be made; provided that, with respect to interests in the Company Stock Fund which are to be distributed in cash, the value of a fractional Share shall be based on the value of a full Share, which shall be the Closing Price on the last business day of the Processing Period or on the next prior business day as determined by the Committee on a uniform and consistent basis.

            (b) Each Participant (and, in the case of a deceased Participant, the Participant's Beneficiary) entitled to a distri-bution hereunder may elect to defer such distribution to the end of the Plan Year during which the Participant's Account would otherwise be distributed, so as to participate in the allocation of any Supplemental Contribution for such Plan Year. Such Participant shall indicate, in accordance with procedures promulgated by the Committee, whether the Participant or Beneficiary elects to defer such distribution or receive it immediately. If the value of such distribution is less than $3,500 and if the Participant or Beneficiary fails to elect to defer such distribution, the Participant or Beneficiary shall be deemed to have elected immediate distribution.

            (c) Notwithstanding any other provision of the Plan, if a Participant's vested Account balance exceeds $3,500 or has exceeded $3,500 at the time of any previous distribution to the Participant, amounts payable to such Participant shall not be distributed before the Participant attains age 62 without the consent of the Participant. The Participant's consent to distribution must be made in accordance with procedures promulgated by the Committee after the Participant receives a notice as described in subsection (d) below and must be made within the 90-day period ending on the last day of the Processing Period as of which the amount of the distribution is determined and made.

            (d) No less than 30 days and no more than 90 days before the last day of the Processing Period as of which a distribution to a Participant is determined and made in accordance with this Article or Article XIII, the Committee shall provide to the Participant a notice describing the right to defer receipt of the distribution until age 62. Notwithstanding the preceding sentence, distribution to a Participant may be made less than 30 days after the notice is provided if (i) the notice clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (ii) the Participant affirmatively elects a distribution after receiving the notice.

            (e) Any Participant not consenting to a distribution hereunder shall become an inactive Participant, but notwithstand-ing any provision of this Plan to the contrary, such Participant shall have only the following rights under this Plan:

            (i) the right to receive a distribution of all (but not less than all) of the vested portion of the Participant's Account as of the end of any Processing Period permitted under this Section;

            (ii)  the right to make changes in the
investments of the Participant's Account in accordance with
Article IX;

            (iii)  the right to vote and tender Share
Equivalents held in the Participant's Account in accordance with Sections 9.15 and 9.16, respectively;

            (iv)  the right to change the Participant's
designated Beneficiary or Beneficiaries from time to time in accordance with Section 16.1;

            (v) the right to have Supplemental Contribu-tions allocated to the Participant's Account for the Plan Year in which the Participant's termination occurred; and

            (vi)  any other right required by law to be
given to an inactive Participant with an undistributed vested account in a defined contribution plan qualified under Section
401(a) of the Code.

            (f) The consent to distribution required by subsec-tion (c) above shall not be applicable in the event of a termina-tion distribution arising from the death of a Participant. In addition, if an inactive Participant dies, the distribution of such Participant's Account shall be made as soon as administratively feasible after the Committee learns of such event.

            (g) Nothing in this Section shall be construed to increase the vested portion of any Participant's Account whose termination was not a "vested termination" within the meaning of
Section 12.1. An Account held hereunder for later distribution shall, subject to the inactive Participant's right to direct a change in investments as herein set forth, remain invested in the manner in effect on the Participant's termination date, and shall continue to fluctuate in value as the respective Investment Funds in which such Account is invested so fluctuate.

     12.3.  Eligible Rollover Distributions.  (a) A Participant
            -------------------------------
may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant (a "direct rollover"). In addition, the Participant's surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, may elect a direct rollover.

            (b) An eligible rollover distribution is any distribution of all or any portion of a Participant's Account, except that an eligible rollover distribution does not include any distribution required under Section 401(a)(9) of the Code and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Shares).

            (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     12.4.  Determination of Disability.  For purposes of
            ---------------------------
determining whether a Participant has had a Vested Termination because of total and presumably permanent disability, a Participant shall be deemed to be totally and presumably permanently disabled if the Participant is unable to perform the duties of such Participant's position as an Employee because of a physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration, as conclusively determined by a competent doctor selected by the Participant and approved by the Committee or its delegate, who shall certify the result of the examination of the Participant to the Committee.

     12.5.  Distributions to Reporting Persons.  Any Participant
            ----------------------------------
who, by virtue of the Participant's position as an officer of the

Company, is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 ("Reporting Person") shall have the right to elect to receive a cash distribution in an amount equal to the fair market value of the Shares which the Participant would otherwise be entitled to receive under this Article or Article XIII, in lieu of any distribution of Shares.
In such case, the fair market value shall be the Closing Price at the end of the Processing Period as of which a distribution is made. Any notice of a cash election of amounts distributable pursuant to this Article or Article XIII shall be valid only if such Reporting Person files a written notice of such cash election in the time and manner prescribed by the Committee. Any election under this Section 12.5 must be made, if at all, with respect to all Shares available for distribution, and once made may not be revoked. If and when distribution of Shares to Reporting Persons is considered to be exempt from the short swing profit recovery provisions under Rule 16b-3 of the Securities and Exchange Commission, this Section 12.5 shall be null and void and of no further force or effect.

     12.6.  Transfer of Accounts.  Once per year or at such other
            --------------------
times as it shall determine, the Committee shall arrange for the transfer of the Accounts of individuals who are no longer eligible to participate in this Plan and who are currently eligible and have an Account in a Related Plan to such Related Plan to be combined with the Participant's active Account under such Related Plan. After such transfer is accomplished, this Plan shall have no further liability to the Participant with respect to the trans-ferred Account.

     12.7.  Early Distribution under Domestic Relations Order.
            -------------------------------------------------
If the Committee shall receive an order that is finally determined to be a qualified domestic relations order within the meaning of
Section 414(p) of the Code, and if such order shall so permit, the Committee may authorize the early distribution under the provisions of this Article XII of any amount distributable to the alternate payee under the order.

     12.8.  Absolute Right to Receive Stock Distribution.
            --------------------------------------------
Notwithstanding any provision of this Plan to the contrary, whenever it is specified that a distribution will be made in cash, the Participant shall nonetheless have the right to elect to have Shares purchased and distributed to him. If such election is made, the Participant's non-Share investments shall be deemed transferred, pursuant to Section 10.4, to the Company Stock Fund and thereafter distributed. Under no circumstances will a fractional Share be distributed.

                               ARTICLE XIII

                        WITHDRAWALS WHILE EMPLOYED
                        --------------------------

     13.1.  Elective Right to Make Certain Withdrawals.  (a)  Any
            ------------------------------------------
Participant may withdraw any part of the Participant's Account which is attributable to

            (i)  After-Tax Unmatched Contributions,

            (ii) After-Tax Matched Contributions which have been in the Participant's Account for at least one full Plan Year after the contributions were made, and

            (iii)  Company Matching Contributions
attributable to Personal After-Tax Contributions made before April 1, 1994, which have been in the Participant's Account for at least two full Plan Years after the contributions were made; provided that, if any part of a Participant's Account described in this paragraph (iii) is withdrawn, the Participant shall not be permitted to make any Personal Contributions to the Plan or to have any Company Matching Contributions credited to the Participant's Account for a period of six months.

     Any withdrawals under this subsection (a) shall be deemed made in the order listed above.

            (b)  In addition to the rights set forth in
subsection (a), any Participant may withdraw any part of the Participant's Account which is attributable to

            (i) Company Matching Contributions attributable to Personal Before-Tax Contributions made before April 1, 1994, which have been in the Participant's Account for at least two full Plan Years after the contributions were made, and

            (ii) after a Participant has attained age
59-1/2,

            (A)  Before-Tax Matched Contributions which
have been in the Participant's Account for at least one full
Plan Year after the contributions were made,

            (B)  Before-Tax Unmatched Contributions, and

            (C) Company Matching Contributions which have been in the Participant's Account for at least one full Plan
     Year after the contributions were made.

     Withdrawals under this subsection (b) shall be deemed made in the order listed above.

            (c) Subject to Section 12.8, amounts withdrawn under this Section shall be distributed in cash. Amounts which are to be distributed in cash shall be expressed in whole dollars unless the entire amount of the part of the Account subject to withdrawal is being withdrawn. Interests in the Investment Funds which are to be distributed shall be valued as of the end of the Processing Period as of which a distribution is made.

            (d) A Participant who has attained age 55 and for whom the diversification requirements of Section 401(a)(28) of the Code cannot be satisfied for any Plan Year by a change of investments under Article IX shall be permitted to withdraw so much of the vested Company Matching and Supplemental Contribution portions of the Participant's Account as may be necessary to satisfy such diversification requirements. To request a withdrawal under this Section, a Participant must deliver the appropriate withdrawal form, properly completed, on or before the 90th day following the close of such Plan Year. Withdrawals under this subsection shall be distributed within 180 days following the end of the Plan Year to which the withdrawal relates.

     13.2.  Protected Withdrawal Rights.  Any Participant with an
            ---------------------------
Account balance as of March 31, 1994 shall be entitled to any elective distribution or withdrawal right under the Plan as in effect on such date with respect to such Account balance; provided that any limitations or suspension penalties on such elective distribution or withdrawal rights in effect on March 31, 1994 may be reduced or eliminated in accordance with rules promulgated by the Committee. For any period of suspension after March 31, 1994, the Participant will not be permitted to make any Personal Contributions to the Plan.

     13.3.  Withdrawal Procedure.  A Participant may request a
            --------------------
withdrawal under this Article XIII by delivering such request to the Employee Stock Plans Department in accordance with procedures prescribed by the Committee. Withdrawals shall be effective as of the last day of a Processing Period and shall be distributed as soon as administratively feasible after the end of such Processing Period. For purposes of determining the amount to be withdrawn, the value of the withdrawable portion of the Account as of the effective date of the withdrawal shall govern. Except as may be required for certain withdrawals made pursuant to Section 13.2, withdrawals shall be distributed in Shares or cash at the Participant's election.

     13.4.  Frequency of Withdrawals.  No more than two
            ------------------------
withdrawals may be made under this Article in any period of twelve consecutive months.

                                ARTICLE XIV

                           HARDSHIP WITHDRAWALS
                           --------------------

     l4.l.  Eligibility and Procedure.  This Article is
            -------------------------
applicable only to the portions of a Participant's vested Account which cannot be withdrawn under Article XIII excluding any earnings on Before-Tax Contributions accumulated after December 31, 1988.

            (a) Any Participant who has suffered a hardship may withdraw all or any part of such portions of the Participant's
Account upon application to the Committee and demonstration to the Committee's satisfaction that a hardship exists.

            (b) For purposes of this Article, a distribution will be on account of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Participant.
A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made in accordance with uniform and non-discriminatory rules promulgated by the Committee. The Committee shall require exhaustion of all other resources reasonably available to the Participant, including loans and distributions from the Plan, before granting an application hereunder. A loan shall not be required if repayment thereof would constitute a hardship.

            (c)  Subject to Section 12.8 the amount of a
withdrawal under this Article shall be delivered to the Participant in cash from investments of the Participant's Account other than Shares except as (and only to the extent) necessary to realize sufficient cash to fund the withdrawal.

            (d) In administering this Article the Committee shall be entitled to act in reliance on any applicable U. S.
Treasury Regulations.

            (e) No more than one withdrawal under this Article, may be made in any consecutive period of twelve months.

            (f) No withdrawal will be permitted which will reduce the amount of a Participant's Account which is then held as collateral to secure a loan under Article XV.

            (g)  If a Participant shall have a hardship
withdrawal approved, the Participant shall be suspended from Plan participation for twelve months from the date of distribution.

Such suspension shall run concurrently with any other suspension then in effect.

            (h)  Withdrawals under this Article shall be
distributed as soon as administratively feasible after the end of the Processing Period during which the Committee approves the Participant's application.

                                ARTICLE XV

                           LOANS TO PARTICIPANTS
                           ---------------------

     l5.l.  Procedure and Terms.  A Participant may apply to the
            -------------------
Committee for a loan from the Participant's Account and the Committee shall grant such a loan, but only on the following conditions:

            (a) Maximum loan amounts are the lesser of (i) $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or (ii) 50% of the vested portion of the Account. In computing the maximum amount of a loan, any Company Matching or Supplemental Contributions which have not been in the Plan for one full Plan Year shall not be considered.

            (b) A Participant may have no more than two loans outstanding at any time.

            (c)  The minimum amount of any loan shall be $1,000.

            (d) The loan shall be evidenced by a note on a form approved by the Committee and shall bear interest at a rate of one percentage point above the "prime rate" published by Morgan Guaranty Trust Company of New York at the close of business on the last business day of the prior calendar quarter, as determined by the Committee for each calendar quarter. The loan shall be secured by a portion of the Participant's Account equivalent to the amount of the loan, and shall be repayable in level installments of principal and interest over a period not to exceed five years from the date of such loan. Notwithstanding the foregoing sentence, if the proceeds of a loan are to be used to acquire a dwelling unit which is to be used, within a reasonable period of time after the loan is made, as the principal residence of the Participant, the loan shall be repayable over such a period, not to exceed ten years, as the Committee shall determine. The note shall be subject to prepayment at any time, but only in full, and not in part, without premium or penalty. Except as the Committee shall otherwise determine, payments on the note shall be made only by way of payroll deductions and shall be invested in accordance with the Participant's current investment election for the type(s) of contribution which were the source of the loan; provided that with respect to the portion of the loan attributable to Before-Tax Contributions, payments shall be invested in accordance with the current method of investment for the Participant's current Before-Tax Unmatched Contributions. If no Before-Tax Unmatched Contributions are then being made, the Participant shall direct how loan payments are to be invested.

            (e) After the Participant shall be 90 days in arrears on loan payments, the Committee shall determine the loan to be in default. The Trustee shall thereafter have the right to take recourse against the collateral securing the same, with full right to exercise all remedies granted a secured party under the applicable laws (including the Uniform Commercial Code) as in effect in the various jurisdiction(s) in which the collateral may be located; provided: (i) in no event shall the Trustee file a claim under any bankruptcy proceeding for the debt represented by the note; (ii) if an event occurs whereby the Participant would receive a distribution of the Participant's Account balance, such distribution shall consist of the defaulted note and the remainder of the assets of the Account; and (iii) in no event shall the de-faulted note be distributed until the Participant would be eligible to elect to receive distribution of the Participant's Account balance pursuant to Section 12.1, even though a taxable distribution may be deemed to have occurred at an earlier time under applicable provisions of the Code.

            (f) Any such loan shall be treated as a segregated investment for the appropriate portion of the Account of the borrowing Participant, the interest thereon shall be credited only to such portion of the Participant's Account (and not to the general earnings of the Fund), and for the purposes of allocating income of the Fund or any other appreciation or depreciation of the Fund for any Plan Year the Account of such borrowing Participant shall be treated as not including the unpaid amount of such borrowing (but for all other purposes of this Plan, including the provisions dealing with the allocation of contributions and the valuation of the corpus of the Trust, the amount of such borrowing shall continue to be treated as part of the borrowing Participant's Account, having a fair market value exactly equal to the unpaid principal balance thereof at any time when it is necessary to determine its fair market value).

            (g) An application for a loan must be submitted and shall be processed and disbursed in accordance with procedures established by the Committee.

            (h)  The loan will be made in cash from the
investments of the Participant's Account other than Shares, except as (and only to the extent) necessary to realize sufficient cash to fund the loan.

            (i)  If a Participant becomes entitled to a
termination distribution before the loan has been repaid in full, the Trustee will distribute the Participant's note, endorsed without recourse, as part of the resulting distribution of the Participant's Account unless the loan is repaid at that time or the termination distribution is deferred as provided in Section 12.2.

            (j) If so determined by the Committee, a Participant requesting a loan shall pay all out-of-pocket administrative and filing fees incurred in processing the Participant's loan.

            (k) A waiting period of two full calendar months is required after a loan is repaid in any manner before a new loan may be effective.

            (l) Any Participant with respect to whom a loan has been determined by the Committee to be in default shall not be permitted to commence another loan of any type until five years have elapsed from the end of the month in which the loan was determined to be in default.

            (m) Other than to determine whether an extended term is available under Section 15.1(d), the Committee shall not take into consideration the purpose for which the Participant intends to use the proceeds.

            (n) If a Participant directs that payroll deductions for loan payments are to be discontinued prior to the full repayment of a loan, the Participant shall be prohibited from making another loan from the Plan for ten years from the date of such direction, and shall be suspended from participation for five years from the date of such direction.

                                ARTICLE XVI

                       DESIGNATION OF A BENEFICIARY
                       ----------------------------

     16.1.  Procedure and Effect.  (a)  Except as otherwise
            --------------------
provided in this Article or by law, any amount distributable under this Plan as a result of or following the death of a Participant shall be applied only for the benefit of the Beneficiary or Beneficiaries designated pursuant to this Article by the Participant on whose behalf the amount payable was accumulated. Each Participant shall specifically designate, by name, on forms provided by the Committee, the Beneficiary(ies) to whom such payment shall be made. Such designation may be made at any time satisfactory to the Committee. Except as provided in subsection
(b) hereof, a designation of a Beneficiary may be changed or revoked without the consent of the Beneficiary at any time by filing a new Beneficiary designation form with the Committee. The filing of a new form shall automatically revoke any forms previously filed with the Committee. A Beneficiary designation form not properly filed with the Committee prior to the death of the Participant shall have no validity under the Plan.

     Any such designation shall be contingent on the designated Beneficiary surviving the Participant, and if the designated Beneficiary survives the Participant but dies before receiving the entire amount distributable to the Beneficiary hereunder, the amount which would otherwise have been so distributed shall be paid to the estate of the deceased Beneficiary unless a contrary direction was made by the Participant, in which case such direction shall control. More than one Beneficiary, and alternative or contingent Beneficiaries, may be designated, in which case the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple or alternative or contingent Beneficiaries, all of which must be satisfactory to the Committee. All payments and distributions to a Beneficiary or Beneficiaries shall always be of the total amount of the Participant's Account which is then subject to distribution, and no such payments or distributions shall be made in installments or as an annuity.

            (b) In any situation where a married Participant wishes to designate a Beneficiary other than the Participant's spouse to receive benefits upon the Participant's death, such a designation shall not be a qualified Beneficiary designation, and shall not be recognized under this Plan, unless it is accompanied by one of the following:

            (i) a written consent, in form satisfactory to the Committee, whereby the spouse to whom the Participant is married at the time of the Participant's death consents to the designation of the Beneficiary and acknowledges the effect of the designation, and which is witnessed by either a notary public, a member of the Committee or other plan representative; or

            (ii) proof satisfactory to the Committee that such a written consent cannot be obtained because the spouse cannot be located or such other circumstances as U.S. Treasury
Regulations may prescribe.

     Spousal consent to the designation of a non-spouse
Beneficiary shall not be valid unless such consent is executed and filed with the Committee prior to the Participant's death.

            (c) If (i) no such designation is on file with the Committee at the time of the Participant's death, or (ii) if a designation on file is not valid, based upon the Participant's marital status on the Participant's date of death, the Participant's surviving spouse (if the Participant is married at the time of the Participant's death) or the Participant's estate (if it is established to the satisfaction of the Committee that the Participant is not then married) shall be conclusively deemed to be the Beneficiary designated to receive any amounts distributable under this Plan. In determining any question concerning a Participant's beneficiary, the latest designation filed with the Committee shall control and intervening changes in circumstances shall be ignored.

     By way of example, if a Participant designates the Participant's spouse as Beneficiary but thereafter is divorced from such spouse and is not remarried on the Participant's date of death, such designation shall remain valid unless the Participant filed a later beneficiary designation form with the Committee. Further, if a Participant at any time files a beneficiary designation form which, because of other provisions of this Plan or applicable federal law, is not effective at the time it is filed or later becomes ineffective for any period of time (this could occur, for example, by reason of an intervening marriage during which the current spouse would automatically be entitled to benefits under this Article or as otherwise required by law), and such individual's marital status or other circumstances change so that, on the date of death such designation would be effective, such designation shall be controlling notwithstanding any intervening period of ineffectiveness.

            (d) In addition to the foregoing limitations on a Participant's right to have this Plan recognize a Beneficiary designation, a Participant's designation shall automatically be modified to the extent necessary to comply with the terms of any Qualified Domestic Relations Order (within the meaning of Section 414(p) of the Code) received by the Plan affecting the

Participant's benefits under this Plan. In interpreting this Section, any applicable U.S. Treasury or Department of Labor
Regulations shall be complied with.

            (e) If any amount distributable hereunder is payable to a minor or other person under legal disability, distributions thereof shall be made in one (or any combination) of the following ways, as the Committee shall determine in its sole discretion:

            (i)  directly to said minor or other person;

            (ii) to the legal representatives of said minor or other person; or

            (iii)  to some relative of such minor for the
support, welfare or education of such minor.

     Neither the Company, any Participating Employer, the Committee nor the Trustee shall be required to see to the application of any distribution so made, and the receipt by the person to whom such distribution is actually made shall fully discharge the Company, each Participating Employer, the Committee and the Trustee from any further accountability or responsibility with respect to the amount so distributed.

            (f)  The amount payable to the Participant's
Beneficiaries shall be all amounts remaining in the Trust Fund on the Participant's date of death. If the Participant, prior to death, had requested any withdrawal or if any type of distribution had otherwise commenced, and a check or stock certificate was issued on or prior to the Participant's date of death, such funds shall remain payable to the Participant, as opposed to the Participant's Beneficiaries, even if not received prior to the Participant's death. Any check or stock certificate issued after the Participant's date of death shall be the property of the Participant's Beneficiaries determined in accordance with this Section.

            (g) A Participant's Beneficiary designation on file with the Committee under a Related Plan shall be valid and binding under this Plan unless and until superseded as provided in this Article.

     16.2.  Renunciation of Death Benefit.  A Beneficiary of a
            -----------------------------
Participant entitled to a benefit under this Plan may disclaim the right to all or any portion of such benefit by filing with the Committee, a written irrevocable and unqualified refusal to accept the benefit. Such disclaimer must be filed before payment to the Beneficiary of any part of the benefit to which the Beneficiary is otherwise entitled, but no later than nine months after the death of such a Participant. Any benefit so disclaimed shall be distributable to the person or persons (and in the proportions) to which such benefit would have been distributable if the disclaiming Beneficiary had predeceased the Participant.

                               ARTICLE XVII

                             LOST DISTRIBUTEES
                             -----------------

     17.1.  Disposition of Accounts Payable to Persons Who Cannot
            -----------------------------------------------------
Be Located.  If the Committee is unable to locate any person
----------
entitled to receive a distribution hereunder, or the estate of such person if the person is deceased and if, under this Plan, the estate is entitled to receive any amount distributable, within two years after the same becomes distributable, during which period the Committee shall have made a reasonable search for such person and/or the person's estate, the right and interest of such distributee in and to the amount distributable shall terminate on the last day of such two-year period, and the amount so distributable shall be applied to reduce the administrative expenses of the Plan; provided, however, that if the Participant or the Participant's Beneficiary(ies) or estate should later make a claim for benefits hereunder or otherwise be located, the amounts so applied shall be reinstated and used and applied only for the benefit of such Participant, the Participant's Beneficiary(ies) or estate, as otherwise provided by this Plan.

     17.2.  Efforts To Locate Distributees.  In its search for
            ------------------------------
any distributee, the Committee (or the Trustee, at the direction of the Committee) shall mail a notice, postage prepaid, by U.S. registered or certified mail, return receipt requested and return postage guaranteed, to the last known address of such distributee or (if the distributee is not the Participant and if the address of the distributee is not known or if the notice sent to such distributee is returned unclaimed or addressee unknown) to such distributee in care of the last known address of the Participant for whose benefit the Account to be distributed was accumulated. Such action shall constitute a reasonable search for such distributee.

                               ARTICLE XVIII

                         AMENDMENT OR TERMINATION
                         ------------------------

     18.1.  Company's Power to Amend or Terminate.  (a) The
            -------------------------------------
Company, for itself and for each other Participating Employer, reserves the absolute right to modify, amend or terminate this Plan in whole or in part, at any time and from time to time, by action of (i) the Board; (ii) subject to the limitations stated in
Section 19.3(c), the Committee; or (iii) any officer of the Company authorized from time to time by the Board. A copy of the instrument by which any such action is taken shall promptly be delivered to the Trustee and to the corporate secretary of the Company. This Plan shall not, however, be modified or amended in any manner which would

            (i)  reduce the amount credited to a
Participant's Account unless such reduction is required in order to prevent the issuance by the Internal Revenue Service of an adverse determination letter as to the qualified status of the Plan under Section 401 of the Code, or shall be necessary to bring the provisions of this Plan into conformity with any applicable law or regulation so that contributions of the Participating Employers hereunder and dividend payments shall be deductible for federal income tax purposes, or so that interest paid on any ESOP Loan shall be subject to the exclusion available under Section 133 of the Code, or to satisfy the prohibited transaction exemption requirements under the Code and ERISA, or shall be necessary in order to qualify the Trust by which this Plan is funded as exempt from tax under Section 501 of the Code, or to continue the qualified status of such Trust; or

            (ii) permit any portion of the Fund to be used for or diverted to purposes other than (A) for the exclusive benefit of Participants, their Beneficiaries or estates, and (B) for the administrative expenses of this Plan; or

            (iii)  cause any part of the Fund to revert to
any of the Employing Companies (except as provided in paragraph
(i) above or in Section 25.1); or

            (iv) increase the duties or liabilities of the Trustee without its consent;

provided, that any modification or amendment which would result in the loss by the Plan of its qualified status under Section 401 of the Code, or in the loss by the Trust of its tax exempt status under Section 501 of the Code, shall be retroactively null and void as if such amendment had never been made.

            (b) All Participating Employers and their Employees, and all Participants and their Beneficiaries and estates, shall be bound by any amendment effected by the Company pursuant to this Section.

     18.2.  Termination by a Participating Employer.  Every
            ---------------------------------------
Participating Employer reserves the right to terminate its participation in this Plan voluntarily as of any specified current or future date (or, if no date be specified, as of the date of delivery of the certified copy of the authorizing resolution to the Trustee as hereinafter required) by action of its Board of Directors and by delivering a certified copy of the resolution by which such action is taken to the Committee and to the Trustee.
In addition, the participation of any Participating Employer in this Plan shall be automatically terminated upon a dissolution of such Participating Employer (but not upon a merger, consolidation, reorganization or recapitalization thereof if the surviving corporation therein is a Subsidiary and is already a Participating Employer or specifically assumes this Plan and agrees to be bound by the terms hereof), or upon such Participating Employer being legally adjudicated a bankrupt, or upon the appointment of a receiver or trustee in bankruptcy with respect to such Partici-pating Employer's assets and business if such appointment is not set aside within 90 days thereafter, or upon the making by such Participating Employer of a general assignment for the benefit of creditors, or if such Participating Employer ceases to be a Subsidiary. Upon a termination of participation as aforesaid, or in the event of a complete and permanent discontinuance of contributions to this Plan by a Participating Employer (whether or not pursuant to action by its Board of Directors and whether or not, if pursuant to such action, a certified copy of the authorizing resolution is delivered to the Trustee), no additional Employees of such Participating Employer shall become eligible to participate herein, and any undistributed balance in any Account shall immediately and fully vest in favor of the person for whom such Account was established and shall become non-forfeitable. Should a partial termination of this Plan occur, as determined in accordance with Federal law and regulation, such partial termination shall have the same effect as, and shall be treated the same as, a termination of the Plan, except that in such case the provisions of Sections 18.3(b) and (c) governing termination shall be applied only to those persons affected by such partial termination, whose undistributed Account balances shall thereupon be immediately fully vested and non-forfeitable.

     18.3.  Disposition of Assets on Termination.  (a)
            ------------------------------------
Notwithstanding that the participation of a Participating Employer in this Plan may be terminated pursuant to Section 18.2, the Trust by which this Plan is funded shall continue in full effect, but the Trustee shall make a valuation of the Fund as of the date of such termination of participation in the manner provided with respect to regular valuations, and shall segregate from the Fund all Shares and other investments attributable to the Accounts of all Participants then or theretofore employed by such terminating Participating Employer which have vested and become non-forfeitable.

            (b) If the terminating Participating Employer has ceased doing business or has been dissolved, or if any other event has occurred as a result of which no Participant continues to be employed by such Participating Employer (so that all such Participants shall be deemed to have severed their employment with such Participating Employer within the meaning of Section 402(d)(4)(A)(iii) of the Code), the Trustee shall distribute to each Participant formerly employed by such Participating Employer the Participant's proportionate share of the assets segregated from the Fund in the manner provided above, as reflected by the Participant's adjusted Account balance, less distribution expenses. Until the segregated assets have been fully distributed, the Trustee shall continue to possess all powers, rights, privileges and immunities with which it was invested by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution, and all expenses of administration of the segregated assets shall be charged to and paid out of such assets.

            (c) If, notwithstanding the termination, all or any of the Participants shall continue in the employ of such terminating Participating Employer or of an entity so related to such terminating Participating Employer that such Participants shall be deemed not to have severed their employment with it within the meaning of Section 402(d)(4)(A)(iii) of the Code, the assets which would otherwise be distributable to them shall be retained by the Trustee, which shall continue to administer such assets subject to the provisions of the Trust, until such time as the same shall be otherwise distributable under this Plan, and during such administration, all expenses of administration of such amounts shall be charged to and paid out of such assets.

            (d) Notwithstanding anything to the contrary in this Section, distributions may be made to the former employees of the terminating Participating Employer if permitted under Section
401(k)(10) of the Code.

     18.4.  Effect of Termination by the Company.  If the Company
            ------------------------------------
terminates its participation in this Plan, such termination shall result in the immediate termination of this Plan in its entirety, as to all Participating Employers, whereupon every Account which contains an undistributed balance shall immediately and fully vest in favor of the person for whom it was established, and shall become non-forfeitable.

     18.5.  Effect of Termination of ESOP Loan.  If for any
            ----------------------------------
reason it shall be necessary or desirable to terminate or partially terminate an outstanding ESOP Loan prior to its original termination date, including but not limited to (a) the termination of the ESOP Loan provisions of this Plan or the Plan otherwise ceasing to qualify to maintain any ESOP Loan, (b) the occurrence of a default under such loan, or (c) the occurrence of any event which increases the interest rate payable on such loan or results in the Company purchasing or assuming such loan, the Trustee shall repay any outstanding ESOP Loan (or the part thereof to be terminated) first using the assets (if any) then held in the ESOP Loan Suspense Account and then using assets held in the ESOP Loan Payment Accumulation Account, as directed by the Committee and permitted under the terms of the ESOP Loan and Section 4975 of the Code and the regulations promulgated thereunder. Unless the Plan is also terminated at such time, termination of all or part of an ESOP Loan shall not affect the operation of other Plan provisions.

                                ARTICLE XIX

                         ADMINISTRATIVE COMMITTEE
                         ------------------------

     19.1.  Appointment.  The actual administration of this Plan
            -----------
shall be conducted by a Committee of not less than three (3) persons appointed from time to time by, and to serve at the pleasure of, the Chief Financial Officer of the Company. The number of persons constituting the Committee may be increased or decreased (but not below three) at any time and from time to time by such Officer. Any officer, director or Employee of any of the Employing Companies may be appointed to the Committee, but Committee members need not be either Employees or Participants. Any member of the Committee may resign by delivering a written resignation to the Chief Financial Officer of the Company and to the then-acting Secretary of the Committee. The members of the Committee shall serve as such without compensation.

     19.2.  Organization.  The members of the Committee shall
            ------------
elect a Chairman (who shall be a member of the Committee) and a Secretary (who may, but need not, be a member of the Committee), who shall have the powers and duties usually incident to their respective offices. The Committee may appoint from its membership such subcommittees, and delegate such of its powers thereto, as it may determine, and may authorize one or more of its members, or any agent, to execute and deliver any instrument, or, on its behalf, to authorize or direct any payment or distribution permitted or required by this Plan. The Committee may delegate to any agents such duties and powers, both ministerial and discretionary, as it deems appropriate, by an instrument in writing which specifies which such duties are so delegated and to whom each such duty is so delegated.

     19.3.  Powers.  The Committee shall have full power and
            ------
authority to administer this Plan in all respects, including without limitation, full power and authority:

            (a) To construe the Plan and to determine all questions which may arise thereunder relating to the administration of the Plan, including questions relating to the eligibility of Employees to participate in the Plan and the status and rights of Participants, Beneficiaries, and other persons hereunder; provided, however, that if the Committee deems any language of this Plan so ambiguous or unclear that its reasonable meaning or application cannot be determined, the Committee may, if it so desires and in its sole discretion, submit such language to the Board with a request that it adopt a resolution interpreting such language or establishing rules for its application, and any such resolution adopted by it shall be binding upon all parties interested in the Plan. If the Committee so desires, it may (but need not) submit such language to counsel for interpretation prior to requesting action by the Board. Unless the Board has adopted a particular interpretation of specific Plan language, or has established rules for its application, any decision of, or action taken by, the Committee shall be final and binding upon all parties interested in the Plan. Any discretionary actions taken, or rules adopted by the Committee or the Board, shall be adminis-tered uniformly and applied with equal effectiveness and in a non-discriminatory manner to all persons similarly situated.

            (b)  To establish limitations on changes in
investments by Participants as may be necessary to assure compliance with any contractual restrictions governing any fund, guaranteed interest contract or other investment, and, in its sole discretion, to establish rules and regulations governing, and to administer, loans and hardship withdrawals hereunder, including all necessary processing and the exercise of any discretion associated therewith.

            (c)  To modify or amend this Plan and the Trust
Agreement, at any time and from time to time, effective as of any specified current, prior or future date, provided, however, that the Committee shall have no authority to:

            (i)  Add or remove any Participating Employer;
or

            (ii)  Except as provided in subsection (d)
below, change any provision relating to the Company Matching Contribution formula, participation, eligibility to participate, vesting, withdrawals, distributions, or limitations on contributions or benefits, except in regard to procedural or technical matters in a way calculated to lessen administrative burdens or as necessary to comply with applicable law.

            (d) To implement the ESOP Loan provisions of this Plan, including but not limited to (i) directing the Trustee with regard to any ESOP Loan, and (ii) determining the Supplemental
Contribution under Section 6.3 for any Plan Year and the Participants to whom it shall be allocated.

            (e) To appoint an agent for service of process in any action or proceeding involving this Plan, who may (but need not) be either a member of the Committee, an Employee or a Participant.

            (f) To employ such counsel, accountants and agents (who may serve any of the Employing Companies in a similar capacity) and to contract for such clerical and accounting assistance, and to delegate ministerial authority (including the authority to instruct the Trustee respecting the amount and time for payment of any benefit hereunder, and the identity of the payee(s) thereof) to such person(s) selected by it, as it may deem necessary or desirable, and all fees, charges and costs incurred thereby shall be treated as an expense of the Plan and paid in the manner provided for other expenses of the Plan.

            (g) The Committee shall have no obligation or right to manage or direct the investment of the Fund, except the right to direct the Trustee as to which, if any, collective investment funds shall be selected for the Investment Funds.

            (h) To require such information from Participants as it may deem necessary, in its absolute discretion, to make determinations as to the status of paternity or maternity leaves, marital status or the location of a Participant's spouse, or the adequacy of any hardship circumstance as contemplated under
Article XIV.

            (i) To make such determinations concerning the qualified status of domestic relations orders affecting
Participants as are required by law and to adopt such rules and procedures relating thereto as the Committee deems appropriate in its absolute discretion.

            (j) To direct the Trustee to enter into ESOP Loans approved by the Board and otherwise meeting the criteria set out in Article VIII.

            (k) To adopt procedures designed to safeguard the confidentiality of information relating to the purchase, holding, and sale of Shares and the exercise of voting, tender and similar rights with respect to such Shares by Participants and Beneficia-ries. The Committee shall be responsible for insuring that such procedures are sufficient to safeguard the confidentiality of such information, that such procedures are being followed, and that an independent fiduciary is appointed to carry out activities relating to any situations which the Committee determines involve a potential for undue Company influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

     19.4.  Forms and Procedures.  The Committee shall adopt all
            --------------------
forms and procedures it deems necessary or appropriate for the administration of this Plan and may change such forms and procedures from time to time as it sees fit. In instances in which no time period is stated in this Plan, the Committee shall adopt reasonable time periods for the doing of any act, which may take the form of a required notice period in advance of the date on which an action is to become effective or of a period after some event during which, or upon the expiration of which, an action may be timely taken. The Committee shall have the power, under uniform and non-discriminatory rules, and for good cause or administrative convenience, to waive strict adherence to any time period or other requirement stated in this Plan or established by the Committee.

     19.5.  Meetings.  The Committee shall hold meetings upon
            --------
such notice, at such place or places, and at such time or times as it may from time to time determine, and may, if it so desires, by resolution, provide for regular meetings. In lieu of any meeting, the Committee may act by written consent signed by a majority of the members of the Committee and filed with the Secretary thereof, whether executed before or after the stated effective date thereof, and such consent shall have the same effect as if the action thereby taken had been taken at a meeting duly called and held.

     19.6.  Records.  The Secretary of the Committee shall keep
            -------
records of all meetings of the Committee and shall forward all necessary communications to the Trustee. The Committee shall preserve the accounts of the fiscal transactions of the Plan submitted by the Trustee, and shall keep in convenient form such data as may be necessary for calculating the financial condition of the Plan and for determining any benefit or other right hereunder.

     19.7.  Applications for Benefits; Appeal From Denial of
            ------------------------------------------------
Benefits.  Any application for any payment, distribution,
--------
withdrawal or loan under this Plan, whether by a Participant or by a Beneficiary, shall be submitted in accordance with procedures prescribed by the Committee. Any properly completed application submitted to the Committee shall constitute a claim under the Plan, and the Committee shall then grant or deny such claim as soon as is reasonably practicable. The Committee shall render its decision on the claim not later than 90 days after receipt of the claim, and shall notify the claimant of its decision; provided, however, that in special circumstances, as found by the Committee, the Committee may by notice to the claimant extend the time for its decision in order to permit processing or otherwise meet the special circumstances, in which case the decision shall be rendered as soon as practicable, but not later than 180 days after the receipt of the claim. In any instance where a claim is denied in whole or in part by the Committee, the Committee shall forthwith furnish a copy of its decision to the claimant, in writing, setting forth the following:

            (a) The specific reason or reasons for the denial of the claim;

            (b) Specific reference to the pertinent Plan provision(s) on which such denial is based;

            (c) If the denial was occasioned by the failure of the claimant to furnish any necessary information, a description of the additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

            (d) Appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

     Any claimant whose application for payment, distribution, loan or withdrawal has been denied may appeal such denial by filing an appeal and request for review with the Committee not later than 60 days after receipt of the notice of denial of the claim. The Committee shall then promptly review its decision, reconsidering the facts of the case and taking into account any new or additional information which may be submitted by the claimant, and shall render its decision not later than 60 days after receipt of the appeal and request for review; provided, however that in special circumstances, as found by the Committee, the Committee may by notice to the Claimant extend the time for its decision in order to permit processing or otherwise meet the special circumstances, in which case the decision shall be rendered as soon as practicable, but not later than 120 days after the receipt of the request for review. In connection with such review, the claimant or a duly authorized representative may review all pertinent documents and records and may submit issues and comments in writing. The Committee's decision on the appeal shall be reported to the claimant, in writing, in the same manner as an original decision, and no further appeal to the Committee shall be permitted under this Plan.

     19.8.  Liability of Committee.  (a)  The Committee shall be
            ----------------------
responsible only for its own acts and omissions, and except as provided in ERISA Section 405 (29 U.S.C. Section 1105) shall have no liability to any person or party whomsoever for the acts or omissions of others. The Company shall indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member of the Committee, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by ERISA, but not as to any matter in which such person shall be finally adjudged in such action, suit or proceeding (i) to be liable for misconduct in the performance of such person's duties as such member or (ii) to have breached with respect to the Plan or its Trust any fiduciary duty imposed on such person by ERISA for which personal liability is imposed on such person and, in either instance, for which indemnification would be contrary to public policy, as set forth in any applicable statute or judicial decision. The foregoing right of indemnification shall extend to any action, suit or proceeding which may be settled or compro-mised prior to final judgment, and shall not be exclusive of any other rights to which any such Committee member may be entitled as a matter of law.

            (b) Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Committee member is proper in the circumstances because such person has met the applicable standards of conduct set forth in ERISA. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Company. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board in a specific case, upon receipt of an undertaking by or on behalf of the Committee member to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by ERISA and this Article.

            (c) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested members of the Board, both as to action in the person's official capacity as a member of the Committee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Committee member and shall inure to the benefit of the heirs, executors and administrators of such person.

            (d) The Board may authorize, to the extent permitted by ERISA, the purchase and maintenance of insurance on behalf of any person who is or was a member of the Committee against any liability asserted against such person and incurred by such person in such capacity or arising out of such person's status as such.

            (e) Except as otherwise required by law, no bond or other security shall be required of any member of the Committee for the faithful performance of such person's duties as such.

     19.9.  Standard of Review.  The Committee shall perform its
            ------------------
duties as the Committee in its sole discretion shall determine is appropriate in light of the reason and purpose for which the Plan is established and maintained. In particular, the interpretation of all plan provisions, and the determination of whether a Participant or Beneficiary is entitled to any benefit pursuant to the terms of the Plan, shall be exercised by the Committee in its sole discretion. Any construction of the terms of the Plan for which there is a rational basis that is adopted by the Committee shall be final and legally binding on all parties.

Any interpretation of the Plan or other action of the Committee made in its sole discretion shall be subject to review only if such an interpretation or other action is without a rational basis. Any review of a final decision or action of the Committee shall be based only on such evidence presented to or considered by the Committee at the time it made the decision that is the subject of the review. Any Participating Employer and any Employee who performs services for an Employer that are or may be compensated for in part by benefits payable pursuant to this Plan, hereby consents to actions of the Committee made in its sole discretion and agrees to the narrow standard of review prescribed in this Section.

                                ARTICLE XX

         PROHIBITION AGAINST VOLUNTARY OR INVOLUNTARY ASSIGNMENTS
         --------------------------------------------------------

     20.1.  No Liability for Participants' Debts.  Except as
            ------------------------------------
otherwise required by law or provided in Article XV, neither this Plan nor the Trust by which it is funded shall be liable for or subject to the debts or liabilities of any Participant or Beneficiary hereunder, and no amount payable hereunder shall at any time or in any manner be subject to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. Notwithstanding the foregoing, this Plan shall comply with the terms of any domestic relations order which is found by the Committee to be "qualified" in accordance with Section 414(p) of the Code. Any such order which is found by the Committee not to be so qualified shall not be complied with. The Committee shall adopt written procedures for making determinations concerning the qualified status of domestic relations orders.

                                ARTICLE XXI

                        COMPETENCY OF DISTRIBUTEES
                        --------------------------

     21.1.  Distributees Presumed Competent.  Every person
            -------------------------------
receiving or claiming any benefit under this Plan shall be conclusively presumed to be mentally competent and of legal age until the Committee and/or Trustee receives a written notice, in form and substance acceptable to them, that any such person is incompetent, is a minor or that a guardian or other individual legally vested with the care of the person's estate has been appointed.

     21.2.  Facility of Payment.  (a)  If any amount is payable
            -------------------
hereunder to a minor or other person under legal disability or otherwise incapable of managing such person's own affairs, as determined by the Committee, payment thereof shall be made in one (or any combination) of the following ways, as the Committee shall determine in its sole discretion:

            (i)  directly to said minor or other person;

            (ii)  to a custodian for said minor or other
person (whether designated by the Committee or any other person) under the Missouri Transfers to Minors Law, the Missouri Personal
Custodian Law or a similar law of any other jurisdiction;

            (iii) to the conservator of the estate of said minor or other person; or

            (iv) to some relative or friend of such minor or other person for the support, welfare or education of such minor or other person.

            (b) If the Committee determines that any amount shall be paid to a relative or friend of such minor or other person for the support, welfare or education of such minor or other person, and the amount would otherwise be required to be distributed in the form of Shares, the relative or friend to whom such amount is payable shall have the right to elect that the entire distribution be made in the form of cash rather than Shares.

            (c) The Committee shall not be required to see to the application of any payment made pursuant to this Section 21.2, and the receipt of the person to whom such payment is actually made shall fully discharge the Committee from any further accountability or responsibility with respect to the amount so paid.

                               ARTICLE XXII

                     BECOMING A PARTICIPATING EMPLOYER
                     ---------------------------------

     22.1.  Authorization and Procedure.  (a)  Any Subsidiary
            ---------------------------
may, with the consent of the Chief Financial Officer of the Company, adopt this Plan and become a Participating Employer hereunder. Any such Subsidiary which desires to become a Participating Employer shall deliver to the Committee an executed participation agreement which is satisfactory to the Committee in form and substance. Thenceforth such entity shall be a Participating Employer hereunder for all purposes and shall be bound by each and every provision of this Plan and of the Trust Agreement.

            (b) Each new Participating Employer shall deliver or cause to have delivered to the Committee such information as the Committee may request for purposes of implementing the Plan as regards such Participating Employer and such of its Employees as are or may become eligible to participate herein.

     22.2.  Effect of Being a Participating Employer.  Except as
            ----------------------------------------
hereinafter provided in this Section, the contributions made by each Participating Employer shall be credited, and forfeitures reducing its contributions shall be reallocated, only to the Accounts of those Participants who are employed by it. The transfer of a Participant from the employ of one Participating Employer to the employ of another Participating Employer shall not result in the termination of such Participant's participation in this Plan. However, in the event of any such transfer, the Committee shall thereupon annotate such Participant's Account so as to clearly identify it with the Participating Employer by which such Participant is then employed. If any such transferred Participant thereafter terminates employment with the Employing Companies under any circumstance giving rise to a forfeiture, any such forfeiture shall be allocated among the Participating Employers whose contributions were credited to such Participant's Account, in the ratio that the unvested amounts contributed for such Participant by each such Participating Employer bears to the total unvested amounts contributed for such Participant by all Participating Employers.

     22.3.  Pooled Funds.  Notwithstanding that there may be more
            ------------
than one Participating Employer, there shall be but a single Trust, consisting of such separate Investment Funds as are required under this Plan, and the Trustee shall invest and reinvest each of such Investment Funds as a single investment pool. The Trustee shall not be required to segregate the Account of any Participant for separate investment or otherwise, though separate records of all Participant's Accounts shall be maintained as required by Article X hereof.

     22.4.  Costs and Expenses.  Any costs and expenses of
            ------------------
operating and administering this Plan that are to be paid by the Participating Employers may be paid in full by the Company, and each Participating Employer shall then reimburse the Company for its equitable share thereof, as determined by the Committee in its sole discretion.

     22.5.  Adoption of Plan Conditional.  The adoption of this
            ----------------------------
Plan by a Participating Employer shall be conditioned on such action not adversely affecting the qualified status of the Plan, or the tax exempt status of the Trust by which it is funded, whether determined with respect to the Plan and Trust as existing prior to the participation of such Participating Employer or as regards the participation thereof.

                               ARTICLE XXIII

                         LIMITATIONS APPLICABLE TO
                       ALL CONTRIBUTIONS TO THIS PLAN
                       ------------------------------

     23.1.  Special Limitation on Annual Additions For Any
            ----------------------------------------------
Participant For Any Year.  (a)  No Participant shall have an
------------------------
annual addition to the Participant's Account for any calendar year in excess of the amount then permitted under Section 415 of the Code.

            (b) If a Participant shall, as a result of errors in estimating compensation or in determining the amount of elective deferrals (within the meaning of Code Section 402(a)(3)) that may be made with respect to any individual under the limits of Code
Section 415, have allocated to accounts under this Plan and all other defined contribution plans maintained by the Employing Companies which are "qualified" under Section 401(a) of the Code, an annual addition greater than the limit set out under Section 415 of the Code, such Participant's account under any other such defined contribution plan shall be reduced before any reductions are made to such Participant's account under this Plan. If such other defined contribution plan does not permit such reductions, reductions shall first be made under this Plan. If reductions are required under this Plan, such Participant's Personal and Company Contributions under this Plan shall be reduced or refunded as necessary in accordance with procedures established by the Committee.

            (c)  In the case of a Participant who also
participates in a defined benefit plan(s) which is maintained by the Employing Companies and which is "qualified" under Section 401(a) of the Code, the sum of such Participant's "defined benefit plan fraction" and such Participant's "defined contribution plan fraction" for any year shall not exceed the limit provided in
Section 415 of the Code. If such fractions would exceed this limit, benefits shall be reduced or eliminated under such defined benefit plan, to the extent necessary to comply with Section 415 of the Code, before any reduction of benefits shall be made under this Plan. If such other plan does not permit such reductions, reductions shall first be made under this Plan. If reductions are required under this Plan, such Participant's Personal and Company Contributions under this Plan shall be reduced in accordance with procedures established by the Committee.

            (d) For purpose of this Section, "annual addition" shall mean the sum of the Before-Tax Contributions, After-Tax Contributions, Company Matching and Supplemental Contributions allocated to the account of a Participant for the limitation year. The terms compensation, defined benefit plan fraction and defined contribution plan fraction shall have the meanings provided in
Section 415 of the Code. Section 415 of the Code, as in effect from time to time, and regulations promulgated thereunder, are incorporated herein by reference.

                               ARTICLE XXIV

                          SPECIAL RULES FOR YEARS

                           WHEN PLAN IS TOP-HEAVY
                           ----------------------

     24.1.  Special Definitions and Rules of Construction.  For
            ---------------------------------------------
purposes of applying the special rules set out in this Article the following terms shall have the following meanings:

            (a)  "Top-Heavy".  Unless the Plan is required to be
                  ---------
included in an aggregation group, this Plan will be a top-heavy plan with respect to any Plan Year if, as of the determination date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the Accounts of all Employees under the Plan. If the Plan is required to be included in an aggregation group for any Plan Year, the Plan will be top-heavy with respect to such Plan Year if the aggregation group is a top-heavy group.

            (b)  "Aggregation Group".  Each plan of the Employing
                  -----------------
Companies in which a Key Employee is a Participant, and each other plan of the Employing Companies which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code. The Company may at its option treat any plan not required to be included in an aggregation group pursuant to the preceding sentence as being part of such group if such group would continue to meet the requirements of such Sections 401(a)(4) and 410 with such plan being taken into account.

            (c)  "Top-Heavy Group".  Any aggregation group if:
                  ---------------

            (i)  the sum (as of the determination date) of:

            (A)  the present value of the cumulative
     accrued benefits for Key Employees under all defined benefit plans included in such group, and

            (B)  the aggregate of the accounts
     (adjusted to include contributions due as of such determina-tion date) of Key Employees under all defined contribution plans included in such group,

            (ii)  exceeds 60 percent of a similar sum
determined for all employees under such plans.

For purposes of determining the present value of the cumulative accrued benefit for any Employee or the amount of the account of any Employee,

            (iii)  such present value or amount shall be
increased by the aggregate distributions made with respect to such employee under the plan during the 5-year period ending on the determination date (including distributions under any terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group) and (iv) the valuation date shall be the most recent valuation date occurring within a twelve-month period ending on the determination date.

            (d)  "Determination Date".  With respect to any plan
                  ------------------
year, the last day of the preceding plan year or, in the case of the first plan year of a plan, the last day of such first plan year. In the case of an aggregation group, a separate determination shall be made each calendar year for each plan within such aggregation group, as of each such plan's determination date which falls within such calendar year. The results of the separate determinations within the same calendar year shall then be added to determine the status of the aggregation group.

            (e)  "Key Employee".  An Employee who, at any time
                  ------------
during the Plan Year in question or any of the four preceding Plan Years, is or was:

            (i)  an officer of the Employing Companies
having an annual compensation from the Employing Companies greater than 150 percent of the amount in effect under Section
415(c)(1)(A) of the Code for such Plan Year;

            (ii)  one of the ten employees having annual
compensation from the Employing Companies of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning, within the meaning of Section 318 of the Code) the largest interests in the Employing Companies;

            (iii)  a 5-percent owner of the Employing
Companies; or

            (iv)  a 1-percent owner of the Employing
Companies having aggregate annual compensation from the Employing Companies combined in excess of $150,000; provided, however, that
                                          --------
no more than 50 Employees in the aggregate (or, if less, the greater of 3 or 10 percent of the Employees of the Employing Companies) shall be treated as officers. For purposes of clause
(ii), if two or more Employees have the same interest in the Employing Companies, the Employee having greater annual compensa-tion from the Employing Companies shall be treated as having a larger interest.

            (f)  "5-percent Owner".  Any person who owns (or is
                  ---------------
considered as owning within the meaning of Section 318 of the


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


Code) more than 5 percent of the outstanding stock of the Employing Companies or stock possessing more than 5 percent of the total combined voting power of all stock of the Employing Compa-nies.

            (g)  "1-percent Owner".  Any person who owns (or is
                  ---------------
considered as owning within the meaning of Section 318 of the
Code) more than 1 percent of the outstanding stock of the Employing Companies or stock possessing more than 1 percent of the total combined voting power of all stock of the Employing Compa-nies.

            (h)  "Non-Key Employee".  Any Employee who is not a
                  ----------------
Key Employee.

            (i) For purposes of this Article, subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting "5 percent" for "50 percent," and the rules of subsections (b),
(c), and (m) of Section 414 of the Code shall not apply for purposes of determining ownership.

            (j) The terms Employee and Key Employee include their Beneficiaries.

            (k) This Article shall not apply with respect to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers.

            (l) If any individual is a Non-Key Employee with respect to the Plan for any Plan Year, but was a Key Employee with respect to the Plan for any prior Plan Year, the Account of such individual shall not be taken into consideration in making the determinations hereunder.

            (m)  If any individual has not received any
compensation from the Employing Companies (other than benefits under this Plan) at any time during the five-year period ending on the applicable determination date, the Account of such individual shall not be taken into consideration in making the determination hereunder.

     24.2.  Special Rules Applicable to Top-Heavy Years.  If this
            -------------------------------------------
Plan is a top-heavy plan for any Plan Year, then:

            (a) Notwithstanding any provisions herein to the contrary, no Key Employee may have allocated to the Key Employee's


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

Account for such Plan Year Before-Tax, Company Matching or Supplemental Contributions which, expressed as a percentage of the Key Employee's Compensation, exceed the Company Matching and Supplemental Contribution also expressed as a percentage of Compensation, of that Non-Key Eligible Employee whose Company Matching and Supplemental Contribution is the lowest percentage. The percentage calculations required by this subsection shall be made treating all defined contribution plans of the Company included in the aggregation group of plans as if they were a single plan, and any reduction in Before-Tax, Company Matching and Supplemental Contributions required by this provision shall be effected out of Before-Tax, Company Matching and Supplemental Contributions to this Plan first, before being allocated to any other plan. If the Before-Tax, Company Matching and Supplemental Contributions which would otherwise be allocated to a Key Employee are reduced by operation of this provision, excess Personal Contributions shall be refunded to the Participant without penalty, to the end that the Participant's Personal Contributions for the Plan Year in question do not exceed the amount the Key Employee would have contributed in order to receive only the recalculated Company Matching and Supplemental Contribution amount;

            (b) The provision in (a) above shall not apply to any Non-Key Eligible Employee to the extent the Non-Key Eligible Employee is covered under any other plan or plans of an Employing Company if any such other plan is a defined benefit plan under which the Non-Key Eligible Employee shall receive the minimum accrued benefit required by Section 416(c) of the Code; and

            (c) Paragraphs (2)(b) and (3)(b) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25" if the aggregate value of the accounts of Key Employees exceeds 90% of the aggregate value of the accounts of all Employees under the Plan or if the sum referred to in Section 23.1(c)(i) above exceeds 90% of a similar sum determined for all employees under all plans in the aggregation group.

            (d)  For purposes of this Article, the term
"compensation" shall be the amount of compensation determined under the provisions of Section 415(c)(3) of the Code.

     24.3.  Operating Rules.  (a)  Contributions or benefits
            ---------------
under chapter 2 (relating to tax on self-employment income), chapter 21 (relating to Federal Insurance Contributions Act) of the Code, or title II of the Social Security Act, or any other Federal or State law shall not be taken into account in applying
Section 24.2.

            (b) This Article shall be applied to all plans maintained by the Employing Companies in a manner consistent with regulations promulgated by the Secretary of the Treasury under the authority granted by Section 416(f) of the Code.

            (c) This Article is included solely to permit the Plan to comply with Section 416 of the Code. Should this Plan ultimately be excused or exempted from the operation of such Section, either by statutory amendment or by any regulation or ruling of the U.S. Treasury or the Internal Revenue Service, this Article shall immediately and automatically be null and void and of no further force or effect.












































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

                                ARTICLE XXV

                               MISCELLANEOUS
                               -------------

     25.1.  Return of Contributions.  (a)  It is the objective
            -----------------------
and intention of each Participating Employer that this amended and restated Plan shall continue to be a qualified plan within the meaning of Section 401 of the Code, the Trust of which continues to be exempt from Federal income tax under Section 501 of the Code. If the Internal Revenue Service rules, upon application to it for a favorable determination, that this Plan and its related Trust are so qualified and exempt, all contributions theretofore made by any Participating Employer shall be subject to the provisions of this Plan in all respects and may not be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries and estates and the payment of the administrative expenses of this Plan, and may not be returned to any Participating Employer.

            (b) Notwithstanding the foregoing or any other contrary provision herein contained, any erroneous Company Matching or Supplemental Contribution which is made by a mistake of fact may be returned to the Participating Employer which made such contribution if the mistake of fact is discovered and the return of such contribution is completed within one year after the payment of such contribution to the Plan. Furthermore, if after the Internal Revenue Service rules that the Plan and Trust are qualified and exempt, as contemplated by subsection (a) above, any deduction for any Company Contribution hereto is denied as not allowable under Section 404(a)(3) of the Code, then such contribution, to the extent of such disallowed deduction, may be returned to the Participating Employer which made such contribu-tion within one year after the disallowance of such deduction. Each and every Company contribution made pursuant to this Plan is contingent upon the allowance of a deduction for such contribution under Section 404 of the Code.

     25.2.  Limitations of Liability and Rights.  (a)
            -----------------------------------
Participation in this Plan shall not give any Participant any rights to any amounts hereunder except as specifically provided in this Plan, and no one in the employ of any Participating Employer, and no Participant or Beneficiary, shall be entitled to any amounts hereunder except to the extent that a right thereto is specifically fixed by the terms of this Plan and the assets of the Trust by which this Plan is funded are sufficient therefor.

            (b)  Except as provided in ERISA Section 405 (29
U.S.C. Section 1105), no Participating Employer, no officer, director or stockholder of any Participating Employer, and no member of




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


the Committee, shall be liable for any act or omission of the Trustee with respect to its investment or administration of the Trust which is a part of this Plan.

            (c) The establishment of this Plan shall not give any person any right to be continued in the employ of any Participating Employer or any of the Employing Companies, nor shall it interfere with or limit any right of any of the Employing Companies to terminate the employment of any person at any time.

     25.3.  General Administration and Expenses.  Except with
            -----------------------------------
respect to such duties as have specifically been delegated to the Committee, the Trustee or others hereunder, or which require the exercise of discretion, the Company or its nominees (who may be Employees) may perform all ministerial activities necessary to the efficient administration of this Plan, may maintain all proper files and records, and may provide all forms, notices and other documents in connection herewith. All notices, requests, directions and other orders or elections for which the Committee has adopted an official administrative form shall be effective only if submitted to the Committee on a properly completed and signed official form. All brokerage fees, commissions, stock transfer taxes and similar acquisition costs incurred on the purchase of any security (including any Shares) shall be treated as additional purchase price and all brokerage fees, commissions, stock transfer taxes and similar disposition costs incurred on the sale of any security (including any Shares) shall be treated as a reduction in sale proceeds, except that stock transfer taxes on Shares distributable in kind shall be charged against the Account of the distributee. Except as otherwise provided in the Trust Agreement, all other expenses of the Plan and its administration may be paid by the Participating Employers, in such proportions as the Company shall determine.

     25.4.  Notice of Address.  It is the duty of every
            -----------------
Participant to keep the employer informed of the Participant's current post office address. Any communication, statement or notice addressed to a Participant at the latest post office address on file with the Employing Companies shall be binding upon such Participant for all purposes, and neither the Committee, the Trustee nor the Company shall be obligated to search for or attempt to ascertain the whereabouts of any person, except as provided in Article XVII.

     25.5.  Data.  Every person entitled to payments hereunder
            ----
shall furnish such documents, evidence or other information to the Committee as the Committee may consider necessary or desirable for the administration of this Plan or for the protection of the Plan, the Committee or the Trustee. Each such person must furnish such



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
information promptly and must sign such documents as the Committee may reasonably require before the person shall receive any payment or distribution hereunder.

     25.6.  Trust Agreement Related.  The Trust Agreement and
            -----------------------
each of the provisions thereof shall be deemed a part of the this Plan for all purposes, and in case of a conflict between the provisions of the Trust Agreement and the provisions of this Plan, the provisions of this Plan shall control.

     25.7.  Severability Clause.  In case any provision of this
            -------------------
Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

     25.8.  Situs.  This Plan shall be construed, regulated and
            -----
administered according to ERISA.

     25.9.  Succession.  Except as otherwise provided herein,
            ----------
this Plan and each of the provisions hereof shall be binding upon each Participating Employer and any corporation(s) resulting from or surviving any merger, consolidation, reorganization or recap-italization of a Participating Employer or of a Participating Employer and one of more other corporations, and any corporation into which a Participating Employer may be liquidated.

     25.10. Execution.  This Plan may be executed in any number
            ---------
of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     25.11. Merger of Plan or Transfer of Trust Assets.  If this
            ------------------------------------------
Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan or trust, then each Participant in the Plan shall (if the Plan shall then be terminated) receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

     25.12. Miscellaneous Rules of Construction.  (a)  Masculine
            -----------------------------------
pronouns include the feminine, the singular includes the plural, and the plural includes the singular, as the context or applica-tion demands. The words "herein", "hereunder", "hereof" and similar compounds of the word "here" refer to this entire Plan unless expressly limited to a particular article, section, sentence or other subdivision of this Plan or the context otherwise requires.

            (b) Titles to articles and headings of sections in this Plan are for convenience of reference only, and in case of conflict, the text of this Plan rather than such titles or headings shall control.

     25.13. Delayed Payments.  Notwithstanding any other
            ----------------
provision of the Plan, if the amount of a payment required to be paid on a date determined under this Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant, spouse or Beneficiary (if applicable) after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which such Participant, spouse or Beneficiary is located (whichever is applicable).

     25.14. Mistakes in Benefit Payments.  In the event and to
            ----------------------------
the extent that any payment to a Participant, spouse or Beneficiary is determined by the Committee to have been in error, the Committee and the Trustee shall determine the extent of the error, and shall take action to correct the error in an equitable manner, as determined in the sole discretion of the Committee, consistent with the following:

            (a) In the event that an amount paid in error is less than the amount which should have been paid, the Committee shall direct the Trustee to distribute the difference between the amount paid and the amount which should have been paid to the Participant, spouse or Beneficiary;

            (b) In the event that the amount paid in error exceeds the amount which should have been paid, the Committee, to the extent possible, shall reduce any benefit then remaining payable to the Participant, spouse or Beneficiary by the excess of the amount paid over the amount which should have been paid, and shall make other reasonable efforts to recover such excess from the Participant, spouse or Beneficiary.

     25.15.  Reporting Persons.  Any Participant who, by virtue
             -----------------
of the Participant's position as an officer of the Company, is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 ("Reporting Person") shall be expected to report his or her transactions under the Plan as may be required by such Act. No transaction by a Reporting Person shall be permitted under the Plan, if such transaction does not meet the requirements for exemption from the short swing profit recovery provisions under Rule 16b-3 of the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the Company has executed this Plan by and through its authorized agents, this 4th day of October, 1996,
                                    ---         -------
effective as of the 1st day of April, l996.

            ANHEUSER-BUSCH COMPANIES, INC.


                               By /s/ Jacquelyn G. Johnson
                                  -----------------------------
                                  Jacquelyn G. Johnson
                                  Chair, Administrative
                                  Committee